As filed with the Securities and Exchange Commission on May 23, 2001

                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------
                            WHIRLWIND MARKETING, INC.
                 (Name of small business issuer in its charter)

         DELAWARE                          7389                    23-3050999
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                       455 Pennsylvania Avenue, Suite 200
                       Fort Washington, Pennsylvania 19034
                                 (215) 591-0850
          (Address and telephone number of principal executive offices)

              Mark W. Peters, President and Chief Operating Officer
                            Whirlwind Marketing, Inc.
                       455 Pennsylvania Avenue, Suite 200
                       Fort Washington, Pennsylvania 19034
            (Name, address and telephone number of agent for service)
                            __________________________
                                   Copies to:

                              KEVIN P. KUNDRA, ESQ.
                      STRADLEY, RONON, STEVENS & YOUNG, LLP
                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8183
                            __________________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            __________________________

                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                     Amount      Proposed maximum    Proposed maximum
Title of each class of securities                    to be       offering price    aggregate offering     Amount of
to be registered                                   registered      per unit (1)          price (1)     registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share. . . . .    1,103,750         $3.00             $3,311,250          $827.82
========================================================================================================================

(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED MAY 22, 2001

                                                                      PROSPECTUS

                                1,103,750 SHARES

                            WHIRLWIND MARKETING, INC.
                                  COMMON STOCK


     This is an initial public offering of the shares of common stock of Whirlwind Marketing, Inc. Prior to this offering, there has been no public market for our shares.

     We anticipate that our common stock will be approved for quotation on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board.

     Under this offering certain of our selling stockholders are offering an aggregate of 1,103,750 shares of our currently outstanding common stock, for sale for their own account, at prices to be determined in open-market transactions on the OTC Bulletin Board. Such shares are being offered directly, without the use of an underwriter or payment of commissions and there is no minimum number of shares that must be sold by selling stockholders. Funds paid for these shares will not be escrowed, but will be received directly by the selling stockholders.

     This offering shall terminate ninety (90) days from the date of this prospectus, or, if earlier, the date on which all of the shares being offered by this prospectus have been sold.

     OUR BUSINESS INVOLVES SIGNIFICANT RISKS. THESE RISKS ARE DESCRIBED UNDER THE CAPTION "RISKS FACTORS" BEGINNING ON PAGE 3.

     Brokers or dealers effecting transactions in the shares being offered pursuant to this prospectus should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              ____________________


The date of this prospectus is __________, 2001.

   [The following legend appears vertically on the left side of this page]

We will amend and complete the information in this prospectus. Although we are permitted by the U.S. federal securites law to offer these securites using this prospectus, we may not sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities has been declared effective by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

                                TABLE OF CONTENTS

                                                      PAGE                                                      PAGE
                                                      ----                                                      ----
Prospectus Summary ................................     1     Certain Relationships and Related Party
Risk Factors.......................................     3         Transactions..................................  25
Special Note Regarding Forward-Looking Statements..     9     Principal Stockholders............................  26
Use of Proceeds....................................     9     Selling Stockholders..............................  27
Dividend Policy....................................     9     Description of Capital Stock .....................  28
Capitalization.....................................    10     Shares Eligible for Future Sale ..................  31
Selected Financial Data............................    11     Plan of Distribution..............................  32
Management's Plan of Operation.....................    12     Legal Matters.....................................  33
Business...........................................    14     Experts ..........................................  33
Management.........................................    19     Where You Can Find Additional Information.........  33
                                                              Index to Financial Statements.....................  F-1

                          -----------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. OUR SELLING STOCKHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

     UNTIL ________, 2001 ALL DEALERS THAT EFFECT TRANSACTIONS IN OUR COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     OUR WEB SITE IS LOCATED AT WWW.WHIRLWINDMARKETING.COM. THE INFORMATION CONTAINED ON OUR WEB SITE IS NOT INCORPORATED BY REFERENCE INTO AND IS NOT A PART OF THIS PROSPECTUS.


                                      (i)

                               PROSPECTUS SUMMARY

     The following is only a summary. You should carefully read the more detailed information contained in this prospectus, including the financial statements and related notes, before investing in our common stock. Our business involves significant risks. You should carefully consider the information under the heading "Risk Factors" beginning on page 3. This summary also contains statements that constitute "forward-looking statements" that involve risks and uncertainties. See "Special Note Regarding Forward-Looking Statements."

     All references in this prospectus to "we," "us," "our" and "Whirlwind" are references to Whirlwind Marketing, LLC for periods on or before August 7, 2000, and to Whirlwind Marketing, Inc. for periods after August 7, 2000 unless the context otherwise requires.

                                   THE COMPANY

     We develop and market innovative fundraising products and services for non-profit organizations, including charitable organizations, educational institutions and civic and trade associations. Our fundraising solutions are designed to provide our customers with more complete, effective and easy-to-use systems to assist them in their fundraising activities. We currently offer a variety of on-line and off-line fundraising products and programs designed for immediate, goal-related fundraising needs.

     Our on-line fundraising product, V-Giving(TM), is designed to be an integrated, Web-based offering that enables non-profit organizations to efficiently and effectively utilize the Internet for marketing, donation acceptance and donor relationship management. We believe that V-Giving(TM) is differentiated from competing products by combining the following features into one integrated solution:

     o providing donors with discount coupons as a thank you for their donation

     o providing fundraising organizations the ability to display news or marketing information to users of the V-Giving(TM)tool during the donation acceptance process

     o maintaining donor information for record-keeping, accounting and future fundraising efforts in a secure, third party server in order to ensure this information is not provided to anyone else

     o providing integrated back-office financial and accounting functions in order to accept and process donations, thereby freeing up the fundraising organization from having to perform these tasks

     o    providing a turn-key, scalable solution, with a low subscription fee

     Our off-line fundraising product offerings include the Gold Card scratch-card donation system, which employs a scratch-card to determine the amount of the donation and "thank you" gifts for donors, as well as traditional fundraising merchandise such as candy and officially licensed sports mugs. We act as a distributor of traditional fundraising merchandise, making all necessary arrangements between vendor and customer.

     Our objective is to become a leading provider of fundraising solutions to non-profit organizations. We expect to achieve this objective by pursuing the following activities during our next twelve months of operations:

     o establish significant market penetration with our V-Giving(TM) on-line fundraising solution;

     o continue to improve and expand our off-line fundraising solutions, such as the Gold Card scratch-card donation system; and

     o execute an integrated and expanded marketing campaign for our products and services to build brand awareness.


     Whirlwind Marketing, Inc. (formerly known as Whirlwind Marketing, LLC) was organized as a limited liability company under the laws of Pennsylvania in June 1999 and incorporated as a Delaware corporation in August 2000. Our principal executive offices are located at 455 Pennsylvania Avenue, Suite 200, Fort Washington, Pennsylvania 19034 and our telephone number is (215) 591-0850.

                                  THE OFFERING

Common stock offered.........................  An aggregate of 1,103,750 outstanding shares are being registered for resale by selling stockholders.

Offering price...............................  Shares will be sold by selling stockholders at prices determined in open-market transactions on the OTC Bulletin Board.

Minimum amount/escrow........................  There is no minimum number of shares that must be sold by selling stockholders.  Proceeds of shares sold by selling stockholders will not be escrowed.

Common stock outstanding.....................  As of March 31, 2001, there were 3,103,751 shares outstanding.  No additional shares are being issued in connection with this offering.

Use of proceeds..............................  We will not receive any part of the proceeds from the sale of shares by the selling stockholders.


Common stock outstanding after this offering is based on the number of shares outstanding as of March 31, 2001, and excludes:

     o 552,500 shares of common stock subject to options granted under our stock option plan as of March 31, 2001, with an exercise price of $0.50 per share; and

     o    193,750  shares  of  common  stock   underlying   warrants  issued  in
          connection with a January, 2001 private placement transaction, with an exercise price of $1.50 per share.

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. You should also refer to the other information in this prospectus, including our financial statements and the related notes. The risks and uncertainties described below are those that we currently believe may materially affect our company. Additional risks and uncertainties that we are unaware of or that we currently deem immaterial also may become important factors that affect our company.

     This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

                          RISKS RELATED TO OUR BUSINESS

WE WILL REQUIRE OUTSIDE FINANCING IN ORDER TO CONTINUE OPERATIONS AND IMPLEMENT OUR BUSINESS PLAN.

     Our company is in the development stage and has not yet generated significant revenues or attained profitability. We also have aggregate outstanding indebtedness maturing during 2001 in the amount of approximately $1.48 million. Although we intend to request extensions to the maturity dates for this indebtedness as it becomes due and believe that a substantial number of the parties owed such indebtedness will agree to such extensions, there can be no assurance that these extensions will be obtained. Accordingly, we will require outside equity or debt financing within the next twelve months in order to continue operations, implement our business plan and complete development and commercial sale of our current and future products. There can be no assurance that outside financing will be available or, if it is available, that it will be on terms acceptable to us. If we are not successful in obtaining such financing, we may have to either cease operations or delay or modify our business plan. Any such delay or modification of our business plan may have a material adverse effect on us.

WE HAVE INCURRED LOSSES FROM OPERATIONS SINCE INCEPTION AND MAY NEVER ACHIEVE OR MAINTAIN PROFITABILITY.

     We have experienced losses from operations since inception, and we expect to continue to incur losses at least through the second calendar quarter of 2002 as we invest substantial resources in product development, sales and marketing and in the general growth of our business. As of March 31, 2001, our accumulated deficit was approximately $2.23 million. As a result, we will need to increase our revenues in order to achieve future profitability. Because our business strategies may not be successful, we may not be profitable in future periods. Failure to achieve or maintain profitability could materially and adversely affect our business and the market price of our common stock.

WE HAVE A LIMITED OPERATING HISTORY, WHICH MAKES AN EVALUATION OF OUR BUSINESS BASED ON PAST OPERATING RESULTS DIFFICULT.

     We have only been in business since June, 1999, and our V-Giving(TM) on-line solution has only recently been commercially introduced. Therefore, our historical financial information is of limited value in evaluating our future operating results. An investor in our common stock must consider the risks and difficulties frequently encountered by companies in the early stages of development, especially companies in a rapidly changing market like the market for fundraising tools and products. These risks and difficulties include our ability to:

     o    respond effectively to the offerings of competitive providers
     o increase awareness and market penetration of our brand and the solutions we offer
     o maintain our existing, and develop new, strategic partners and relationships
     o    continue to develop and upgrade our technology
     o    attract, retain and motivate qualified personnel

     We can not assure you that our business strategy will be successful or that we will successfully address these risks or difficulties. If we fail to adequately address any of these risks or difficulties, our financial condition and opportunities for growth will suffer.

MANY OF OUR PRODUCTS ARE IN THE EARLY STAGES OF DEVELOPMENT AND MAY NOT BE COMMERCIALLY SUCCESSFUL.

     We are currently offering our Gold Card scratch-card donation system and traditional fundraising merchandise such as candy and licensed sports mugs for commercial sale. Our V-Giving(TM) on-line solution has only recently been commercially introduced. We also intend to develop and market further products in the fundraising industry. There can be no assurance that we will be successful in developing future products, or that such products, if developed, will be capable of being produced or manufactured and distributed in commercial quantities at reasonable costs. There can also be no assurance that we will not encounter substantial delays in the development of our products.

     Further,  there can be no assurance  that our current  products,  including
V-Giving(TM), and any future products, will be marketed successfully or that market demand will be sufficient to allow profitable operations. While we have identified certain broad target markets for our current and future products, there can be no assurance as to what portion of such target markets, if any, will find our products commercially acceptable or preferable to alternative products.

OUR SUCCESS IS UNCERTAIN BECAUSE THE INTERNET MAY NOT BE ACCEPTED BY NON-PROFIT ORGANIZATIONS AND DONORS AS A MEDIUM FOR MAKING DONATIONS.

     Our V-Giving(TM) solution is intended to allow our customers to accept donations, and improve relationships between non-profit organizations and their donors, using the Internet. This represents a departure from the traditional methods of making and accepting donations. If donors and non-profit organizations are unwilling to adopt our technology solutions and new ways of making and accepting donations, our business will suffer. The market for on-line donation tools has only recently begun to develop and is rapidly evolving. It remains unclear as to the success or popularity of on-line donations. The acceptance of on-line donations will depend on many factors over which we have no control, including the continued development of the Internet for personal and business use.

WE FACE INTENSE COMPETITION, WHICH COULD RESULT IN REDUCED ACCEPTANCE OR DEMAND FOR OUR PRODUCTS AND SERVICES.

     We face intense competition from numerous competitors in the fundraising industry. Our competitors include distributors of traditional fundraising merchandise, internal information technology and sales and marketing departments of non-profit organizations, software vendors, and information technology and marketing consultants. Our targeted customers, non-profit organizations, may decide to choose other fundraising solutions generated internally by them or from another source. If our solutions do not achieve widespread acceptance by these customers, our revenues may not grow and our financial position could suffer. Many of our competitors have substantially greater financial and other resources, greater name recognition and more extensive customer bases than we do. We may be unable to compete successfully against our competitors.

OUR BUSINESS IS EXPANDING RAPIDLY AND IF WE ARE NOT ABLE TO EFFECTIVELY MANAGE THE GROWTH OF OUR OPERATIONS, OUR BUSINESS PROSPECTS MAY SUFFER.

     Since we began our business in June, 1999, we have expanded our operations over a short period of time. Our rapid growth has placed a substantial strain on our management, operational and financial resources and systems. Our growth strategy depends on our ability to expand and improve our field sales, marketing and services organization, our technology operations and our corporate and administrative organizations. Our future success will depend in large part on our ability to implement, improve and effectively utilize our operational, management, marketing and financial resources and systems and train and manage our employees. We can not guarantee that our management team will be able to effectively manage the growth of our operations or that our systems, procedures, and controls will be adequate to support our expanding operations.

SYSTEM FAILURES OR CAPACITY CONSTRAINTS OF OUR V-GIVING(TM) SOLUTION COULD RESULT IN THE LOSS OF OR LIABILITY TO CUSTOMERS.

     The success of our V-Giving(TM) on-line solution will depend on the ability to protect against:

     o software or hardware malfunctions, incompatibilities or failures of functionality that interrupt operation of our applications
     o    power loss or telecommunications failures
     o    overloaded systems
     o    human error
     o    natural disasters

     If our customers experience any significant level of these problems, it will further impede our ability to persuade new customers to utilize our V-Giving(TM) on-line donation system and will likely have an adverse impact on our existing customer base and the overall market acceptance of our solutions. In addition, when we operate the V-Giving(TM) web site, our network infrastructure may be vulnerable to computer viruses, break-ins and similar disruptive problems caused by our customers or other Internet users. This could also lead to delays, loss of data, interruptions or cessation of service to our customers for which we may be liable. There is no current technology that provides absolute protection against these events, and the cost of minimizing these security breaches could be prohibitive.

WE DEPEND ON CERTAIN KEY EMPLOYEES.

     Our future performance will depend significantly on the continued service and performance of our key executives. We also depend on key sales and marketing, customer support, and other managerial employees. The loss of the services of any of these individuals could seriously impair our ability to operate our business, compete in our industry and improve our tools and services. We must also hire, train, motivate and retain highly qualified personnel, particularly in the areas of sales and marketing. Because the competition for qualified employees is intense, hiring, training, motivating, retaining and managing employees with the strategic and technical skills we need is both time-consuming and expensive. If we fail to attract, train and retain key personnel, we may experience delays in the research, development, marketing and commercialization of our products and services.

BECAUSE OUR PRODUCTS RELY ON TECHNOLOGY THAT WE OWN, OUR BUSINESS WILL SUFFER IF WE FAIL TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS TO THAT TECHNOLOGY AGAINST INFRINGEMENT BY COMPETITORS.

     To protect our intellectual property rights, we rely on a combination of copyright and trade secret laws and restrictions on disclosure. Despite our efforts to protect our proprietary rights, unauthorized parties may copy or otherwise obtain and use our solutions and technology. Monitoring unauthorized use of our solutions is difficult and the steps we have taken may not prevent unauthorized use of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. If we fail to protect our intellectual property from infringement, other companies may use our intellectual property to offer competitive products at lower prices. If we fail to compete effectively against these companies, we could lose customers and experience a decline in sales of our solutions and revenues.

EFFORTS TO PROTECT OUR INTELLECTUAL PROPERTY OR OUR ALLEGED MISUSE OF THE INTELLECTUAL PROPERTY OF OTHERS MAY CAUSE US TO BECOME INVOLVED IN COSTLY AND LENGTHY LITIGATION.

     Although we are not currently involved in any intellectual property litigation, we may become a party to litigation in the future either to protect our intellectual property or as a result of an alleged infringement by us of the intellectual property of others. These claims and any resulting litigation could subject us to significant liability or invalidate our ownership rights in the technology used in our solutions. Litigation, regardless of the merits of the claim or outcome, could consume a great deal of our time and money and would divert management time and attention away from our core business.

     Any potential intellectual property litigation could also force us to do one or more of the following:

     o stop using the challenged intellectual property or selling our products or services that incorporate it
     o obtain a license to use the challenged intellectual property or to sell products or services that incorporate it, which could be costly or unavailable
     o redesign those products or services that are based on or incorporate the challenged intellectual property, which could be costly and time consuming or could adversely affect the functionality and market acceptance of our products

If we must take any of the foregoing actions, we may be unable to sell our solutions, which would substantially reduce our revenues.

                          RISKS RELATED TO OUR INDUSTRY

WE ARE DEPENDENT ON CONTINUED GROWTH IN INTERNET USE AND INFRASTRUCTURE.

     One important aspect of our V-Giving(TM) solution is the ability to collect and process donations from donors to non-profit organizations over the Internet. Despite significant increases in Internet use, many organizations have been reluctant to incorporate the Internet into their businesses or activities for a number of reasons, including:

     o inconsistent service quality resulting in part from inadequate infrastructure of servers, routers, switches, telecommunications links and other components
     o lack of confidence in the security and privacy of data transmitted over the Internet
     o    limited  internal  resources and  technical  expertise

     o    reluctance  to  dedicate   resources  to  an  alternative   method  of
          communicating that may render substantial personnel and infrastructure investments obsolete

If the infrastructure of the Internet does not keep pace with the growth of Internet usage and if our targeted customers do not grow comfortable using the Internet, our business will suffer.

RAPIDLY CHANGING TECHNOLOGY MAY IMPAIR OUR ABILITY TO DEVELOP AND MARKET OUR SOLUTIONS.

     Because our V-Giving(TM) on-line donation system relies on technology, it is susceptible to:

     o    rapid technological change
     o    changing customer needs
     o    frequent new product introductions
     o    evolving industry standards

As the Internet, computer and software industries continue to experience rapid technological change, we must quickly modify our solutions to adapt to such changes. The demands of operating in such an environment may delay or prevent our development and introduction of new or enhanced products and services that continually meet changing market demands and that keep pace with evolving industry standards. We may experience development delays. In addition, competitors may develop products superior to our solutions, which could make our solutions obsolete.

                         RISKS RELATED TO THIS OFFERING

MANY CORPORATE ACTIONS WILL BE SUBSTANTIALLY CONTROLLED BY OFFICERS, DIRECTORS AND AFFILIATED ENTITIES REGARDLESS OF THE OPPOSITION OF OTHER INVESTORS TO PURSUE AN ALTERNATIVE COURSE OF ACTION.

     Assuming all of the shares offered in this offering are sold, following this offering our directors and executive officers will beneficially own an aggregate of approximately 68.63% of the outstanding shares of our common stock. These stockholders, if they acted together, could exert significant influence over all matters requiring stockholder approval, including the election of directors and the approval of mergers or other business combinations. This concentration of ownership may also delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock. These actions could be taken even if they are opposed by other investors, including those who purchase shares in this offering.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

     Sales of a substantial number of shares of common stock in the public market following this offering or the perception that sales may occur could reduce the market price of our common stock. All of the shares sold in this offering will be freely tradable. To the extent they are not sold in this offering, the outstanding shares of our common stock will be available for sale in the public market, subject to compliance with Rule 144, as follows:

       DATE OF AVAILABILITY FOR SALE               NUMBER OF SHARES
       -----------------------------               ----------------
          August 7, 2001                                2,600,001
          August 14, 2001                                  90,000
          February 28, 2002                               220,000
          March 26, 2002                                  193,750


     We have granted options to purchase shares of our common stock under an equity compensation plan and additional shares will be reserved for future grants. We intend to register all shares of common stock issuable or reserved for issuance under the plan within 180 days after the consummation of this offering, which would make these shares eligible for public sale.

NEW INVESTORS IN OUR COMMON STOCK WILL LIKELY EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.

     As the price of the common stock offered by selling stockholders will be determined in open market transactions on the OTC Bulletin Board, such price can not be predetermined. It is likely, however, that it will be substantially higher than the book value per share of our common stock. Investors purchasing our common stock in this offering will, therefore, likely incur immediate and substantial dilution in the net tangible book value per share of our common stock.

THERE IS NO CURRENT PUBLIC TRADING MARKET FOR OUR SECURITIES.

     There is currently no established public trading market for our securities. Although Wein Capital is applying for quotation of our common stock on the NASD's OTC Bulletin Board, no assurance can be given that a regular trading market in our securities will develop or, if developed, that it will be sustained.

OUR COMMON STOCK MAY BE SUBJECT TO THE "PENNY STOCK" REGULATIONS, POSSIBLY INHIBITING THE ABILITY OR INCLINATION OF BROKER-DEALERS TO SELL OR MAKE A MARKET IN OUR COMMON STOCK.

     Upon commencement of trading in our common stock, if this occurs (of which there can be no assurance), our common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in these securities is provided by the exchange or system. Our common stock may be subject to the penny stock rules promulgated under the Securities Exchange Act of 1934 that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities and have received the purchaser's written consent to the transaction prior to the purchase.

     Additionally, for any transaction involving a penny stock, unless exempt, the penny stock rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our common stock. The foregoing required penny stock restrictions will not apply to our common stock if it maintains a market price per share of $5.00 or more. There can be no assurance that the price of our common stock will reach or maintain such a level.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "expect," "plan," "intend," "anticipate," "believe," "estimate" and similar words. These statements may be found in the sections of this prospectus entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus generally. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the factors discussed in the sections captioned "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this prospectus.

                                 USE OF PROCEEDS

     We will not receive any part of the proceeds from the sale of common stock by the selling stockholders.

                                 DIVIDEND POLICY

     We currently intend to retain all future earnings to fund the development and growth of our business. Therefore, we do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of March 31, 2001 on a historical basis. We have not presented pro forma information because we are not issuing any new shares or receiving any proceeds in connection with this offering. The table set forth below should be read in conjunction with "Management's Plan of Operation," as well as our financial statements and the related notes included elsewhere in this prospectus.

                                                                                     As of March 31, 2001
                                                                                             Actual
                                                                                             ------
           Short-term debt:
                Current portion of long-term debt..........................                $1,479,540
                Current portion of obligations under capital leases........                    19,059
                                                                                           ----------
                Total short term debt......................................                 1,498,599
                                                                                           ----------
           Long-term debt:
                Long-term debt, less current portion.......................                    30,000
                Obligations under capital leases...........................                    46,080
                                                                                           ----------
                Total long-term debt.......................................                    76,080
                                                                                           ----------
           Stockholders' equity:
                Preferred stock $.001 par value - authorized 1,000,000
                  shares, issued and outstanding - none....................                        --
                Common stock $.001 par value - authorized 7,000,000
                  shares, issued and outstanding - 3,103,751...............                     3,104
                Additional paid-in capital.................................                 1,327,271
                Accumulated (deficit)......................................               (2,230,563)
                                                                                          -----------
                Total stockholders' (deficiency)...........................                 (900,188)
                                                                                          -----------
                Total capitalization.......................................               $   674,491
                                                                                          ===========

                             SELECTED FINANCIAL DATA

     The following selected financial data with respect to our financial position as of December 31,1999 and 2000 and our results of operations for the period from June 19,1999 (inception) through December 31, 1999 and for the year ended December 31, 2000 has been derived from our audited financial statements. The selected financial information with respect to our results of operations for the three months ended March 31, 2000 and 2001 and our financial position as of March 31, 2000 and 2001 have been derived from our unaudited financial statements which, in the opinion of our management, have been prepared on the same basis as the audited financial statements and include all normal and recurring adjustments necessary for a fair presentation of the information set forth therein. The results for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the full year. The selected financial data presented below should be read in conjunction with our financial statements and the related notes and "Management's Plan of Operation" included elsewhere in this prospectus.

                                                 STATEMENT OF OPERATIONS DATA
                                                       Period from
                                                      June 19, 1999
                                                       (Inception)
                                                         through            Year Ended                Three months ended
                                                       December 31,        December 31,                    March 31,
                                                           1999                2000                  2000              2001
                                                     -----------------    -----------------     --------------    --------------

Net sales........................................      $    1,800            $    56,715         $   10,360         $   24,301
Cost of sales....................................             204                 13,180              1,741              9,703
Gross profit.....................................           1,596                 43,535              8,619             14,598
Total operating expenses.........................         103,792              1,556,536            237,725            325,881
(Loss) from operations...........................        (102,196)            (1,513,001)          (229,106)          (311,283)
Interest expense.................................              --                261,109             72,081             46,752
Net (loss)......................................         (102,196)            (1,771,003)          (301,187)          (357,364)
Basic and diluted (loss) per common share.......            (0.04)                 (0.67)             (0.12)             (0.13)
Basic and diluted weighted average number of
common shares outstanding.......................        2,600,001              2,635,656          2,600,001          2,810,764

                                                      BALANCE SHEET DATA

                                                                 December 31,                              March 31,
                                                           1999                 2000                2000              2001
                                                     ------------------    ----------------     -------------    ---------------
Current assets...................................           $161,424          $  884,310           $198,994         $  681,448
Current liabilities..............................             98,820           1,614,208            209,553          1,647,759
Total assets.....................................            162,624             998,222            217,079            823,651
Long-term liabilities............................            140,000             301,838            264,909             76,080
Total stockholders' deficiency...................            (76,196)           (917,824)          (257,383)          (900,188)


                         MANAGEMENT'S PLAN OF OPERATION

     The following discussion should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our current views with respect to future events and financial performance. We use words such as anticipate, believe, expect, future and intend, and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. For a description of these risks, see the section entitled "Risk Factors."

     Our short-term objectives are to extend the continued development of our company through strategic business relationships, product development and increased awareness and sales.

     We are targeting business partnerships with several large, non-profit associations, each consisting of a substantial number of members of our target audience. These partnerships will allow us to utilize the existing marketing and awareness of these associations, extending our fundraising programs to a significant number of potential customers.

     Through continued research, discussions with individuals involved with non-profit organizations and technology professionals, we are constantly looking to increase the scope of our V-Giving(TM) product. We have identified specific fundraising-related needs, which can benefit greatly form the infusion of technology. Through industry research and communication with industry leaders, we look to provide the most profitable and cost-effective goal-related fundraising programs currently available. With a continued emphasis on product development, we look to grow into the industry leader by offering complete fundraising solutions.

     We have identified the potential to generate significant cross-sell opportunities presented by our line of complimentary fundraising programs. While the V-Giving(TM) product helps meet long-term, constant fundraising needs, our more traditional fundraising products can be used to meet immediate goals. By establishing committed relationships with our customers and exceeding their expectations, we intend to leverage our past performance into future, increased sales.

     Our long term objectives are to generate steadily increasing revenues and obtain the capital necessary to expand our operations through cash flow from operations and outside financing opportunities. We also believe that due to the present volatility in our industry there is a tremendous opportunity for acquisitions to take place to further strengthen our market leadership.

     During the fiscal year ended December 31, 2000 we generated a loss of $1,771,003. This loss reflects our early stage of development, development of our V-Giving(TM)product and operational overhead. We funded our operating losses during this period through the incurrence of short-term indebtedness and the private sale of shares of our common stock.

     During the three months ended March 31, 2001 we generated a loss of $357,364. We funded these losses through the private sale of units consisting of one share of our common stock and a warrant to purchase an additional share of common stock.

     Our company is in the development stage and has not yet generated significant revenues or attained profitability. We also have aggregate outstanding indebtedness maturing during 2001 in the amount of approximately $1.48 million. Although we intend to request extensions to the maturity dates for this indebtedness as it becomes due and believe that a substantial number of the parties owed such indebtedness will agree to such extensions, there can be no assurance that these extensions will be obtained. Accordingly, we will require outside equity or debt financing within the next twelve months in order to continue operations, implement our business plan and complete development and commercial sale of our current and future products. There can be no assurance that outside financing will be available or, if it is available, that it will be on terms acceptable to us. If we are not successful in obtaining such financing, we may have to either cease operations or delay or modify our business plan. Any such delay or modification of our business plan may have a material adverse effect on us.

     We do not presently have any available credit, bank financing or other external sources of funding. In order to obtain financing, we would need to sell additional shares of our capital stock or borrow funds from private lenders. We estimate that we will seek to raise approximately $1,500,000 in financing over the next 18 months.

     Based on anticipated revenue growth during the remainder of 2001 and our intent to raise equity or debt financing, we believe we will have sufficient funds to meet our projected cash needs through the second quarter of 2002. We believe that we will attain profitability during the second half of 2002. However, should we realize lower than expected revenue growth or incur an unforeseen level of expenses, we will incur additional losses and we will need to obtain additional financing in order to continue operations. No assurances can be given as to the availability of such financing, or that the terms of any available financing will be acceptable to us.

     Our total number of full-time employees is anticipated to increase from twelve as of March 31, 2001 to twenty over the remainder of 2001.

     Cash used in capital expenditures was $44,633 and $37,259 during the fiscal year ended December 31, 2000 and the quarter ended March 31, 2001, respectively. As of the date of this prospectus we do not have any material commitments for capital expenditures. We lease office space and certain office equipment under operating leases.

INFLATION AND SEASONALITY

     We do not believe that our results of operations or financial condition are materially adversely effected by inflation and changing prices generally or seasonality factors.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     We have no variable rate indebtedness and do not believe that our results of operations or financial condition are materially adversely effected by fluctuations in interest rates or currency exchange rates.

                                    BUSINESS

OUR COMPANY

     We develop and market innovative fundraising products and services for non-profit organizations, including charitable organizations, educational institutions and civic and trade associations. Our fundraising solutions are designed to provide our customers with complete, effective and easy-to-use systems to assist them in their fundraising activities. We have developed and recently commercially introduced an on-line fundraising tool, V-Giving(TM), that provides our customers with the ability to accept donations over the Internet, as well as establish and further develop relationships with their donors.

     We are also currently offering the Gold Card scratch-card donation system, which employs a scratch-card to determine the amount of the donation and "thank you" gifts for donors, as well as traditional fundraising merchandise such as candy and officially licensed sports mugs. We act as a distributor of traditional fundraising merchandise, making all necessary arrangements between vendor and customer.

     Whirlwind Marketing, Inc. (formerly known as Whirlwind Marketing, LLC) was organized as a limited liability company under the laws of Pennsylvania in June, 1999, and incorporated as a Delaware corporation in August, 2000. Our principal executive offices are located at 455 Pennsylvania Avenue, Suite 200, Fort Washington, Pennsylvania 19034 and our telephone number is (215) 591-0850.

OUR INDUSTRY

     The Fundraising Industry is Large and Growing

     As of July, 2000, there were approximately 1.2 million non-profit organizations registered with the U.S. Internal Revenue Service. Demands placed on schools, charities, and other non-profit organizations have grown over the past decade while funding from state and local governments allocated to these entities has decreased significantly. Organizations have been forced to find new, creative and cost-effective ways to raise funds for their activities.

     In 1999, donations from individuals, foundations, corporations and bequests rose to a record high of $190 billion according to the American Association of Fund-Raising Counsel, Giving USA Annual Report (the "AAFRC Report"). Personal giving by living individuals represented the vast majority of charitable contributions, accounting for $144 billion, or 76%, of all funds contributed in 1999 according to the AAFRC Report. Bequests from deceased individuals and gifts from corporations each rose nearly 14% over the 1998 amounts totaling $15.6 billion and $11 billion, respectively, in 1999. We intend to market our V-Giving(TM) solution to these market segments, but we have also identified alumni associations and alumni annual giving as much overlooked segments of non-profit organization donations.

     Internet Donations are Also Increasing

     The use of the Internet to make and accept donations to non-profit organizations is also growing. A recent study by CMS Interactive Division of Craver Mathews Smith, a leading fundraising and membership development firm, indicates that nearly 25% of American adults have indicated they have Internet access and reported giving time and money to social causes. CMS Interactive noted that this indicates a potential donor pool of nearly 50 million Americans. The CMS study anticipates that on-line donations will reach $1.3 billion per year by 2001.

OUR PRODUCTS AND SERVICES

     V-GIVING(TM)

     V-Giving(TM) is designed to be an integrated, Web-based solution offered on a subscription basis that will enable subscribing non-profit organizations to efficiently, effectively and inexpensively utilize the Internet for marketing, donation acceptance and donor relationship management. Our V-Giving(TM) solution was commercially introduced during January, 2001, although we intend to further develop and add additional features to it during the balance of 2001.

     Each non-profit organization that registers to use our V-Giving(TM) solution will have the ability to direct visitors from the organization's web site to our V-Giving(TM) solution via a hyperlink. Potential donors clicking on the V-Giving(TM) portion of the non-profit organization's web site will be able to donate funds to the non-profit organization. During interaction with potential donors, V-Giving(TM) transmits pertinent information regarding the non-profit organization's current events and notable facts and figures through advertisements appearing periodically on the computer screen. Each person making a donation using V-Giving(TM) automatically receives thank you gifts in the form of discount coupons provided by companies with whom we have partnered for this purpose.

     Once the donation amount has been determined, V-Giving(TM)performs merchant transaction and other back-office responsibilities to complete the donation transaction using a donor's credit card. Donated amounts are transferred to the subscribing organization's bank account within approximately three to five business days of the time of donation. Once the transaction is completed, both the donor and organization are notified via an e-mail message.

     In    addition    to    donation    acceptance    and    processing,    the
V-Giving(TM)application provides subscribing organizations with the following functions:

     o detailed financial reporting to subscribing organizations and donors regarding donations made using V-Giving(TM) that may be used for subscriber accounting and donor tax purposes
     o establishment of a confidential personal profile for each V-Giving(TM) donor available only to the organization to which he donated that the organization can use for record-keeping, accounting and future marketing efforts
     o the ability to accept payment of membership dues and fees to the subscribing organization

     We believe that V-Giving(TM) is differentiated from competing products by combining the following features into one, integrated solution:

     o providing donors with discount coupons as a thank you for their donation
     o providing fundraising organizations the ability to display news or marketing information to users of the V-Giving(TM)tool during the donation acceptance process
     o maintaining donor information for record-keeping, accounting and future fundraising efforts in a more secure, third party server in order to ensure this information is not provided to anyone else
     o providing integrated back-office financial and accounting functions in order to accept and process donations, thereby freeing up the fundraising organization from having to perform these tasks
     o    providing a turn-key, scalable solution, with a low subscription fee

     In addition, we may seek to further strengthen the donor relationship functions offered by V-Giving(TM) by developing functions permitting periodic e-mail newsletters and events calendars to be sent to past donors by subscribing organizations tailored to their geographic location and other information in their personal profile. We are also considering functions that would permit registration of volunteers for subscribing organization activities.

     OTHER PRODUCTS AND SERVICES

     Scratch Card Products. Our other primary product offering is our Gold Card scratch-card donation system. This product utilizes a card with 23 scratch-off spots, each covering a donation amount of $2.00 to $4.00. Donors are asked to scratch off a spot identifying their individual donation amount. In return for their donation each donor receives a discount coupon from retail organizations with whom we have partnered for this purpose as a thank you gift. We developed this product based on the notion that people are often overwhelmed by the number of fundraisers they are asked to contribute to and often have no desire to purchase unwanted merchandise as part of a donation. Our Gold Card scratch-card product allows donors to make a donation without purchasing unwanted merchandise while making the donation process more entertaining and providing a thank you incentive for the donation.

     Traditional Fundraising Merchandise. Our traditional fundraising merchandise is geared to those fundraising organizations looking for a familiar fundraising program. We currently offer fundraising programs built around candy bars, officially licensed sports mugs, lollipops and novelty candy items. We act as a distributor of these items, making all necessary arrangements between the manufacturer and fundraising organization.

OUR STRATEGY

     Our objective is to become a leading provider of fundraising solutions to non-profit organizations. We expect to achieve this objective by pursuing the following activities during our next twelve months of operations:

     o further develop and market the V-Giving(TM) on-line fundraising solution to take advantage of the growing trend toward donations made to non-profit organizations on-line;

     o distinguish V-Giving(TM) from competing on-line donation solutions with thank you gifts provided to each donor, a low, subscription-based fee encouraging use of the solution by new customers and integrated donor relationship management functions;

     o continue to improve and expand our innovative, off-line fundraising solutions, such as the Gold Card scratch-card donation system; and

     o execute an integrated and expanded marketing campaign for our products and services to build brand awareness.

MARKETING AND DISTRIBUTION

     We presently market our products to non-profit organizations in the United States through eight full-time sales personnel who conduct sales activity throughout the United States. Our sales team is supported by an in-house service group that provides sales and marketing support. During the course of 2001, we intend to hire up to ten additional direct sales personnel in geographic areas where we currently have minimal or no sales coverage.

     We focus our marketing efforts on educating our target markets, generating new sales opportunities and increasing awareness of our solutions. We conduct a variety of marketing programs in the United States including print advertisements, presentations at trade shows, press relations and our corporate web site.

     We intend to supplement our internal sales force's marketing of our solutions by entering into strategic relationships with other non-profit organizations, nationally recognized retailers and other entities that have either complementary offerings or access to additional marketing or distribution avenues for our products and services.

INTELLECTUAL PROPERTY

     We generally do not rely on patent protection for our intellectual property included in our products and services. Instead, we rely on a combination of copyright and trade secret law, employee and third party nondisclosure agreements, and other protective measures to protect our intellectual property rights. We also seek to continuously develop and improve our products and services in order to offer features not available from our competitors. We believe that copyright and trade secret protection are important to our business and that our future success will depend, in part, on our ability to maintain trade secret protection and operate without infringing the proprietary rights of others in both the United States and abroad. Effective copyright and trade secret protection may not be available in every country in which our products are distributed or made available through the Internet. Therefore, we can not guarantee that the steps we have taken to protect our proprietary rights will be adequate to prevent infringement or misappropriation by third parties or will be adequate under the laws of some foreign countries which may not protect our proprietary rights to the same extent as do the laws of the United States.

COMPETITION

     The markets for our solutions are highly competitive, continuously evolving and subject to rapid change, technological and otherwise. As demand from non-profit organizations grows for web-based donation and other services, the market for our V-Giving(TM) solution is becoming more competitive. Although we believe our solutions currently compete favorably with those offered by our competitors, the markets we serve are dynamic and changing rapidly. We may not be able to maintain our competitive position against current and potential competitors, especially those with significantly greater financial, marketing, service, support, technical and other resources. Additional competition could result in price reductions and loss of market share.

     Our  V-Giving(TM)   solution  faces  competition  from  web-based  donation
acceptance and processing solutions and donor relationship management applications offered by third party technology consultants and software developers, specialized service providers to non-profit organizations, and in-house information technology personnel of non-profit organizations. Our Gold Card scratch-card system and other non-Internet fundraising products face competition from distributors of scratch-cards, candy and other traditional fundraising programs and merchandise. We believe the success of our products and services in competing with these organizations will depend principally on the following factors:

     o the return on investment a non-profit organization realizes from purchasing or subscribing to the solution
     o the ability of the solution to develop and strengthen relations between the non-profit organization and its donors
     o    product performance and quality
     o    depth and breadth of product function
     o    price

GOVERNMENT REGULATION

     Our V-Giving(TM) on-line solution is subject to regulations governing the conduct of e-commerce and use of the Internet. E-commerce is new and rapidly changing, and federal and state regulation relating to the Internet and e-commerce is still evolving. Currently, there are few laws or regulations directly applicable to access of the Internet or conduct of e-commerce on the Internet. It is possible that laws and regulations may be enacted in the future with respect to the Internet covering issues such as user privacy, pricing, taxation, content and intellectual property.

     Additionally, the rapid growth of e-commerce may trigger the development of tougher consumer protection laws. The adoption of such laws or regulations could reduce the rate of growth of the Internet, which could potentially decrease the usage of our V-Giving(TM) product or could otherwise have a material adverse effect on our business. In addition, applicability to the Internet of existing laws governing issues such as intellectual property issues, taxation and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues associated with operating an Internet-related business.

EMPLOYEES

     As of March 31, 2001, we had twelve full-time employees, and we plan to expand that number to twenty by the end of 2001. None of our employees are represented by a labor union. We have not experienced any work stoppage and consider relations with our employees to be good.

FACILITIES

     Our corporate headquarters are located at 455 Pennsylvania Avenue, Fort Washington, Pennsylvania, where we lease an aggregate of 5,535 square feet. Our lease expires in October, 2005. We believe that we will be able to obtain suitable additional or alternative space as needed at commercially reasonable rates.

LEGAL PROCEEDINGS

     We are not involved currently in any pending legal proceedings that either individually or taken as a whole will have a material adverse effect on our business, financial condition and results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the name, age and position of each of our directors and executive officers.

         NAME                                    AGE                          POSITION
         ----                                    ---                          --------
  Raymond M. Hackney                              33             Chairman, Chief Executive Officer and Director
  Mark W. Peters                                  34             President, Chief Operating Officer, Treasurer,
                                                                     Secretary and Director
  George J. Evanick, Jr.                          44             Director
  James J. Miller, Jr.                            34             Director
  Richard I. Sichel                               55             Director
  James P. Gallagher                              33             Vice President, Marketing
  Christine Toy                                   30             Vice President, Sales
  Andrew Powell                                   30             Chief Technology Officer

     The following is a brief description of the present and past business experience of each of the persons who serve as our directors and executive officers:

     RAYMOND M. HACKNEY has served as our Chairman of the Board, Chief Executive Officer and as a director since our inception in June, 1999, and has served in the same positions with MRG Enterprise, Inc., a holding company and a significant stockholder of Whirlwind Marketing, since MRG Enterprise's inception in September, 1996. From November, 1996 to March, 1998, Mr. Hackney was also Vice President, Sales, for Bryn Mawr Investment Group. For nine years prior to that, Mr. Hackney served as a stockbroker in both the retail and institutional sales departments for Janney Montgomery Scott. Mr. Hackney's involvement with non-profit organizations ranges from participation in food drives to coaching for Special Olympics.

     MARK W. PETERS has served as our Chief Operating Officer and Secretary and as a director since our inception in June, 1999, became our President in August, 2000 and became our Treasurer in April, 2001. He has also served as the Chief Operating Officer and as a director of MRG Enterprise since its inception in September, 1996. From November, 1996 to March, 1998, Mr. Peters was also Vice President, Investments, for Bryn Mawr Investment Group. From July, 1994 to November, 1996, Mr. Peters was an account executive with Janney Montgomery Scott, concentrating on the development of emerging growth companies and distressed equity situations in small capitalization companies. From July, 1992 to July, 1994, he was responsible for nationwide loan origination and structuring of loan packages for PHH US Mortgage (currently Cendant Mortgage). Mr. Peters holds a Bachelor of Science degree in Business and Finance from Mount Saint Mary's College.

     GEORGE J. EVANICK, JR. has served as a director since our inception in June, 1999, and has served as the Executive Vice President and as a director of MRG Enterprise since its inception in September, 1996. From November, 1996 to March, 1998, Mr. Evanick was also Vice President, Sales, for Bryn Mawr Investment Group. Prior to that, he spent six years as a portfolio manager and advisor specializing in domestic and international equity securities with Janney Montgomery Scott. Mr. Evanick holds a Bachelor of Science degree in Business Administration from Penn State University.

     JAMES J. MILLER, JR. has served as a director since January, 2001, and also currently serves as the Chief Executive Officer of The Online Consulting Group, LLC based in Bellmawr, NJ. The Online Consulting Group, LLC was founded to offer Internet development services to a variety of companies from boutique design firms to strategic partners such as Intel. Prior to setting up The Online Consulting Group, LLC, Mr. Miller served as Director of Business Development for two other Internet development firms. From 1990 to 1997, he served as Vice President of Sales and Marketing for 19th Hole Productions, Inc., specializing in publishing services from books to magazines and newspapers. He was responsible for sales and marketing programs and operations.

     RICHARD I. SICHEL has served as a director since April, 2001, and since May, 1999, has also served as the Executive Vice President and Chief Investment Officer of the Philadelphia Trust Company. He is currently responsible for the Philadelphia Trust Company's investment policy and strategy, managing equity and fixed income portfolios for individuals, institutions, pension funds and other ERISA-related accounts. From September, 1992 to May, 1999, Mr. Sichel was employed as Chief Investment Officer of Investment Counselors of Bryn Mawr, a department of the Bryn Mawr Trust Company. Mr. Sichel is a member of the Financial Analysts of Philadelphia, the Philadelphia Estate Planning Council, the Consumer Analysts Group of New York and the Philadelphia Securities Association.

     JAMES P. GALLAGHER served as our Vice President, Marketing & Sales, from January, 2000 until December, 2000, and since that date has served as our Vice President, Marketing. From June, 1997 to December, 1999, Mr. Gallagher served as an account manager with Tierney and Partners, a full-service advertising and public relations agency in Philadelphia, Pennsylvania. During his tenure there, Mr. Gallagher serviced various retail and business-to-business accounts. His primary responsibilities included conducting competitive market research and developing detailed marketing and advertising plans and budgets. From January, 1996 to June, 1997, Mr. Gallagher worked as a marketing assistant with the Philadelphia Eagles NFL football team, assisting the Corporate Sales department in identifying potential partnership opportunities and organizing sponsorship packages. He holds a Bachelor of Arts degree in Marketing from Kutztown University.

     CHRISTINE TOY has served as our Vice President, Sales, since January, 2001. Ms. Toy was previously employed with Devon Consulting as a marketing and recruiting specialist. Prior to Devon, she spent five years in the business to business marketplace acquiring, managing, and retaining large business accounts for Bell Atlantic Mobile in their Philadelphia Region. She holds a Bachelor of Science degree in Natural Science and Mathematics with a major in Psychology and a minor in Sociology. She is certified in HR management and is a member of the AIDS Fund and Habitat for Humanity non-profit organizations.

     ANDREW POWELL has served as our Chief Technology Officer since January, 2001. Mr. Powell is an IT professional with experience in all phases of the development life cycle. He has written articles for industry periodicals, and contributes ideas to industry discussion groups. Mr. Powell's duties have included working as a software developer, a database architect, a project manager, database troubleshooter, technical lead, project lead, and as a mentor. He has held these roles on projects with many companies in multiple industries. Mr. Powell is the founder and chief architect of Paisley Software Solutions, Inc.

BOARD COMPOSITION

     Under our Bylaws, the number of authorized directors is determined by resolution of the Board of Directors. Our Board of Directors currently has five members. All directors hold office until the next annual stockholders meeting and until their successors have been elected and qualified or until death, resignation, retirement, removal or disqualification. Vacancies on the Board may be filled by majority vote of the remaining directors.

DIRECTOR COMPENSATION

     No member of the Board of Directors currently receives any cash compensation for service as a director. Our two non-employee directors, Richard
I. Sichel and James J. Miller, Jr., were granted stock options under our 2000 Stock Option and Stock Award Plan to purchase 15,000 and 5,000 shares of our common stock, respectively, at an exercise price of $0.50 per share, in connection with their appointment to the Board of Directors. These options have a term of ten years from the date of grant.

EXECUTIVE COMPENSATION

     We commenced paying compensation directly to certain of our officers as of January 1, 2000 and commenced paying compensation directly to all of our officers by December 31, 2000. During 1999 and 2000, our controlling stockholder, MRG Enterprise, Inc. ("MRG"), paid certain of the compensation due to our officers for services provided to our company. These amounts were included in charges by MRG to us for services rendered in the applicable period. None of our officers has received annual compensation exceeding $100,000 since our inception.

     The following table sets forth certain summary information concerning compensation paid or accrued to Raymond M. Hackney, our Chief Executive Officer, in all capacities for the years ended December 31, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                       Annual Compensation                 Long-Term Compensation
                                               ------------------------------------    -------------------------------
                                                                                           Securities Underlying
              Name                    Year        Salary ($)         Bonus ($)                  Options (#)
              ----                    ----        ----------         ---------                  -----------
Raymond M. Hackney..........          2000        $91,269 (1)          $0                        100,000
   Chairman and Chief Executive       1999         16,875 (2)           0                              0
   Officer

_________
(1) $45,000 of this amount was paid by MRG Enterprise, Inc.
(2) This amount was paid by MRG Enterprise, Inc.

     The following table sets forth certain information concerning grants of stock options to our Chief Executive Officer during the fiscal year ended December 31, 2000:

                                           OPTION GRANTS IN FISCAL YEAR 2000

                                     Number of Shares     Percent of Total Options
                                        Underlying          Granted to Employees        Exercise Price     Expiration
               Name                   Options Granted          in Fiscal Year           Per Share ($)         Date
               ----                   ---------------          --------------           -------------         ----
Raymond M. Hackney.................     100,000 (1)                18.96%                   $0.50            6/21/10
   Chairman and Chief
   Executive Officer

__________
(1) These options were granted as non-qualified stock options which were vested in full on the grant date. The options have a ten year term.

     The following table provides certain information with respect to our Chief Executive Officer concerning the exercise of stock options during the fiscal year ended December 31, 2000 and unexercised stock options held as of December 31, 2000:

                                          AGGREGATED OPTION EXERCISES IN 2000 AND
                                           OPTION VALUES AS OF DECEMBER 31, 2000

                                                               Number of Shares Underlying        Value of Unexercised
                                                                  Unexercised Options at         In-The-Money Options at
                                                                    December 31, 2000            December 31, 2000($)(1)
                                                                    -----------------            -----------------------
                              Shares Acquired      Value
           Name               on Exercise (#)   Realized ($)   Exercisable    Unexercisable   Exercisable    Unexercisable
           ----               ---------------   ------------   -----------    -------------   -----------    -------------
Raymond M. Hackney.........          0               $0          100,000            0           $30,000           $0
   Chairman and Chief
   Executive Officer

__________
(1) Based upon the fair market value of our common stock of $0.80 per share as of December 31, 2000 as determined by the Board of Directors.

EMPLOYEE BENEFIT PLANS

     We adopted the Whirlwind Marketing, Inc. 2000 Stock Option and Stock Award Plan on August 7, 2000. This plan provides for grants of incentive stock options, nonqualified stock options and restricted stock to our officers, directors, employees, consultants, advisors and independent contractors. Through stock ownership, we seek to attract, maintain and motivate these individuals to contribute to our success. Our Board has reserved a total of 1,000,000 shares of our common stock for grants under the plan. As of March 31, 2001, options to purchase an aggregate of 552,500 shares of our common stock at an exercise price of $0.50 per share had been granted to directors, officers, employees and consultants of our company under the plan. Unless terminated earlier, our plan will terminate in August, 2010. Set forth below is a brief summary of the 2000 Stock Option and Stock Award Plan.

     Stock Options. The plan provides for grants to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and for grants to employees, consultants, advisors and independent contractors, including non-employee directors, of nonqualified stock options. No employee may be granted an incentive stock option that would give an optionee the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (determined for each share as of the date the option to purchase the shares was granted) in excess of $100,000.

     The plan is administered by the Board of Directors. The Board of Directors determines the terms of options granted under the plan, including the number of shares subject to an option and its exercise price (which, for incentive stock options, must be at least equal to the fair market value of the common stock on the date of grant), term and exercisability.

     The Board determines the term of the options, which may not exceed ten years (five years in the case of an incentive stock option granted to a holder of 10% or more of our outstanding shares of stock). The Board determines when options vest and become exercisable.

     Stock Awards. The Board of Directors is authorized under the plan to issue shares of common stock to eligible participants with terms, conditions and restrictions established by the Board in its sole discretion. Restrictions may be based on continuous service with us or the achievement of performance goals. Holders of restricted stock will be stockholders of ours and will have, subject to certain restrictions, all the rights of stockholders with respect to such shares. No stock awards are currently outstanding under the plan.

     Corporate Transactions. In the event of the sale of all or substantially all of our assets, or a merger or consolidation of our company with or into another corporation and certain other change of control transactions described in the plan, all options and stock awards outstanding under the plan will automatically accelerate and become 100% vested and exercisable immediately.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the Delaware General Corporation Law, our Certificate of Incorporation includes a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, other than (i) breaches of their duty of loyalty, (ii) actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases, or (iv) transactions from which they derive an improper personal benefit.

     Our Certificate of Incorporation and Bylaws provide that we are required to indemnify our officers and directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary under the Delaware General Corporation Law. Our Certificate of Incorporation and Bylaws also provide that we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. In addition, our Certificate of Incorporation and Bylaws provide that our Board of Directors may, but is not obligated, to provide indemnification to our employees and agents to the same extent provided to directors and officers.

     If the Delaware General Corporation Law is subsequently amended to provide for further limitations on the personal liability of directors of corporations or to expand the scope of indemnification for directors and officers, then the personal liability of our directors will be further limited and the scope of indemnity of directors and officers will be expanded to the greatest extent permitted by the Delaware General Corporation Law.

     We are currently applying for directors' and officers' liability insurance.

     At present, we are not aware of any pending or threatened litigation or proceeding involving our directors, officers, employees or agents in which indemnification would be required or permitted.

EMPLOYMENT AGREEMENTS

     On January 1, 2000, we entered into an employment agreement with James P. Gallagher as Vice President, Marketing & Sales, for a term of two years. The agreement provides for base compensation of $45,000 per year and bonuses and other additional compensation as may be determined by the Board of Directors. It contains a non-competition provision extending for two years following his termination of employment with us for any reason. Mr. Gallagher's Employment Agreement may be terminated upon 30 days prior written notice with or without cause, provided that we must continue to pay him compensation for two months following his date of termination if we terminate him without cause.

REGULATORY MATTERS

     During August, 1999, without admitting or denying any allegations, Raymond Hackney consented to the entry of an order of censure suspending his membership with the New York Stock Exchange for eight months in connection with Mr. Hackney having allegedly made certain trades of securities for clients during 1996 while employed by Janney Montgomery Scott with oral but not written discretionary authority.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     The following are summaries of the material terms of certain agreements and arrangements to which we are a party. You should be aware that these summaries are not a complete description of these agreements and arrangements.

RELATED PARTY PAYABLE

     During the year ended December 31, 2000 and for the period June 19, 1999 (inception) through December 31, 1999, MRG Enterprise, Inc., our controlling stockholder ("MRG"), incurred certain operating expenses, such as rent, payroll, payroll taxes, benefits, and other operating expenses on our behalf. These expenses amounted to $253,263 and $90,891, respectively, and were charged to our company by MRG. We repaid this liability in full as described below under the caption "Promissory Notes."

PROMISSORY NOTES

     Between February, 1998 and April, 2000, MRG obtained an aggregate of $971,040 in financing through the issuance of unsecured promissory notes (the "MRG Notes") to various individuals not affiliated with our company or MRG. The MRG Notes accrued interest at rates between 12% and 19% per annum. Each of the MRG Notes had a six month term and required all principal to be paid on the final maturity date. Most of the MRG Notes required all accrued interest to be paid at maturity, although certain of the notes provided for monthly or quarterly payments of accrued interest.

     Between July, 2000 and November, 2000, as each MRG Note reached its final maturity date, MRG paid all accrued interest on the note, and satisfied its remaining payment obligations on the note by having our company execute a replacement promissory note for the unpaid principal amount of that MRG Note on the same terms as the former note. During this period we assumed an aggregate of $971,040 of indebtedness represented by the MRG Notes from MRG. We satisfied our related party payable to MRG in full with $313,127 of this amount. The remaining $683,913 of indebtedness we assumed from MRG represents a related party receivable that is payable to us by MRG. As of March 31, 2001, MRG had paid us $300,000 with respect to this receivable.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2001, and as adjusted to reflect the sale of common stock in this offering, by:

     o all those known by us to own beneficially more than 5% of our outstanding common stock;
     o    our chief executive officer and each of our directors; and
     o    all of our directors and executive officers as a group.

     Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days of March 31, 2000 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Percentage ownership in the following table is based on 3,103,751 shares of common stock outstanding as of March 31, 2001.

                                                                                       PERCENT OF SHARES OUTSATNDING
                                                         NUMBER OF SHARES           ----------------------------------
 NAME AND ADDRESS (1)                                   BENEFICIALLY OWNED          BEFORE OFFERING     AFTER OFFERING
 -----------------                                      ------------------          ---------------     --------------
 MRG Enterprise, Inc.(2)                                     2,600,001                 83.77%             64.44%

 Raymond M. Hackney(2)(3)                                    2,700,001                 84.28%             65.55%

 Mark W. Peters(2)(3)                                        2,700,001                 84.28%             65.55%

 George J. Evanick, Jr.(2)(3)                                2,700,001                 84.28%             65.55%

 James J. Miller (4)                                             5,000                   *                   *

 Richard I. Sichel                                                   0                   *                   *

 All directors and executive officers as a group             3,015,001                 85.68%             68.63%
 (8 persons) (5)

_____________
*    Constitutes less than 1% of outstanding shares.
(1) The address for each beneficial owner of c/o Whirlwind Marketing, Inc., 455 Pennsylvania Avenue, Suite 200, Fort Washington, Pennsylvania 19034.
(2) Raymond M. Hackney, Mark W. Peters and George J. Evanick, Jr. each own one-third of the outstanding shares of common stock of MRG Enterprise, Inc. and share voting and investment power with regard to the securities beneficially owned by MRG Enterprise, Inc. Accordingly, each of Messrs. Hackney, Peters and Evanick indirectly beneficially owns the shares of Whirlwind Marketing, Inc. that are directly beneficially owned by MRG Enterprise, Inc.
(3) Includes shares held by MRG Enterprise, Inc. as described in note (2) above. Also includes 100,000 shares issuable upon exercise of vested stock options held by such individual.
(4) Includes 5,000 shares issuable upon exercise of vested stock options held by such individuals.
(5) Includes 415,000 shares issuable upon exercise of vested stock options held by such individuals.

                              SELLING STOCKHOLDERS

     An aggregate of 1,103,750 shares of common stock are being offered for resale by selling stockholders in this offering. The information with respect to each selling stockholder appearing below has been provided to us by such selling stockholder. We have no knowledge of the intentions of any of the selling stockholders to actually sell any of the shares listed under the column "Shares Available For Sale."

     No selling stockholder, other than MRG Enterprise, Inc., has a material relationship with us other than the ownership of our common stock. MRG
Enterprise, Inc. is a significant stockholder of our company and is owned by Raymond Hackney, Mark Peters and George Evanick, three of our officers and directors. The shares offered by the selling stockholders pursuant to this prospectus may be offered from time to time by the selling stockholders named below or their nominees. Percentage ownership in the following table is based on 3,103,751 shares of common stock outstanding as of March 31, 2001.

                                                               SHARES                                PERCENTAGE OF
                                      OWNERSHIP PRIOR TO      AVAILABLE        OWNERSHIP AFTER        CLASS OWNED
        SELLING STOCKHOLDER              THE OFFERING         FOR SALE          THE OFFERING         AFTER OFFERING
        -------------------              ------------         ---------         ------------         --------------
MRG Enterprise, Inc.................       2,600,001            600,000             2,000,001             64.44%
Michael Cavanaugh....................         57,500             57,500                     0                  0
David B. Ripka.......................         50,000             50,000                     0                  0
David Pliner.........................         38,750             38,750                     0                  0
Delaware Charter Guarantee & Trust
  Co. fbo Donna M. Connell...........         31,250             31,250                     0                  0
Lorraine Buckman.....................         30,000             30,000                     0                  0
Steve Gottesman......................         25,000             25,000                     0                  0
Mabel Blynn..........................         25,000             25,000                     0                  0
Robert Heisse........................         22,500             22,500                     0                  0
Alma Kramer..........................         22,500             22,500                     0                  0
David Bezold.........................         20,000             20,000                     0                  0
Margaret Dunkelberger................         18,750             18,750                     0                  0
Arlene Greenidge.....................         15,000             15,000                     0                  0
Ada Price............................         14,287             14,287                     0                  0
Richard I. Sichel, Jr................         12,500             12,500                     0                  0
Jack Stonehouse......................         12,500             12,500                     0                  0
Tor Ham Capital Limited..............         12,500             12,500                     0                  0
Jane Kohlhaas........................         10,000             10,000                     0                  0
Jack & Stefina Stonehouse............         10,000             10,000                     0                  0
P. Anne Walton.......................         10,000             10,000                     0                  0
Walter Buckman.......................         10,000             10,000                     0                  0
Robert & Lynn Gallagher..............         10,000             10,000                     0                  0
James & Christine Diem...............         10,000             10,000                     0                  0
Patricia Fluehr......................         10,000             10,000                     0                  0
Ryan C. Rickenbach...................          2,857              2,857                     0                  0
Ashley Rickenbach....................          2,857              2,857                     0                  0
Ian Rickenbach.......................          2,857              2,857                     0                  0
Rebecca A. Jones.....................          2,857              2,857                     0                  0
Sarah M. Jones.......................          2,857              2,857                     0                  0
Samuel E. Jones......................          2,857              2,857                     0                  0
Rachel M. Jones......................          2,857              2,857                     0                  0
Timothy M. Jones.....................          2,857              2,857                     0                  0
Isaac J. Jones.......................          2,857              2,857                     0                  0

                          DESCRIPTION OF CAPITAL STOCK

     The following description is a summary of the material provisions of our Certificate of Incorporation and Bylaws. We refer you to the more detailed provisions of our Certificate of Incorporation and Bylaws, copies of which are filed with Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part, and applicable law.

GENERAL

     Our authorized capital stock consists of 7,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. As of March 31, 2001, there were outstanding 3,103,751 shares of common stock and no shares of preferred stock. As of March 31, 2001, we had 33 record holders of our common stock.

COMMON STOCK

     The holders of the common stock are entitled to receive dividends and other distributions in cash, stock or property from our assets that are legally available for distribution, subject to any dividend preferences that may be attributable to preferred stock that may be outstanding. The form, amount and timing of dividends will be determined by our Board of Directors.

     Holders of the common stock may vote on all matters submitted for a vote of our stockholders. Each share of common stock is entitled to one vote. Our Certificate of Incorporation prohibits cumulative voting.

     There are no preemptive, conversion, redemption or sinking fund provisions applicable to the common stock. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this offering will be, duly and validly issued, fully paid and non-assessable. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in the assets available for distribution after the claims of all senior security holders and creditors are satisfied. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

PREFERRED STOCK

     General. We are authorized to issue 1,000,000 shares of "blank check" preferred stock, which may be issued from time to time in one or more series upon authorization by our Board of Directors. The Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation, preferences and any other rights, preferences, privileges and restrictions applicable to each series of the preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium or otherwise adversely affect the market price of our common stock.

CERTAIN  CERTIFICATE  OF  INCORPORATION,   BYLAWS  AND  STATUTORY  ANTI-TAKEOVER
PROVISIONS AFFECTING STOCKHOLDERS

     Certain provisions of our Certificate of Incorporation and Bylaws and the Delaware General Corporation Law may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. Such provisions may also have the effect of deterring hostile takeovers or delaying changes in control or management of our company. While certain of these provisions are summarized below, this summary does not purport to be complete and is qualified in its entirety by reference to the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws.

     Certificate of Incorporation and Bylaws Provisions. Our Certificate of Incorporation provides for the authorization of undesignated preferred stock that makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. The ability to issue preferred stock may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

     Our Certificate of Incorporation and Bylaws provide that our Board of Directors will consist of not less than one nor more than eleven directors (other than directors elected by holders of our preferred stock, if any), the exact number to be fixed from time to time by resolution adopted by our Board of Directors. Subject to the rights of the holders of any series of our preferred stock, if any, our Bylaws authorize our Board of Directors to elect additional directors resulting from an increase in the number of directors or to fill any vacancies that occur in our Board of Directors by reason of death, resignation, removal or otherwise. A director elected by our Board of Directors to fill a vacancy or a newly created directorship holds office until the next election and until his successor is elected and qualified. Subject to the rights of the holders of any series of our preferred stock, if any, our Bylaws also provide that directors may be removed by stockholders only by the affirmative vote of holders of at least two-thirds (66-2/3%) of our then outstanding common stock. In addition, our Bylaws provide that special meetings of our stockholders may only be called by our president, Board of Directors or of holders of at least 25% of all shares of stock outstanding and entitled to vote. The effect of these provisions is to make it more difficult for a stockholder to remove incumbent directors and simultaneously gain control of our Board of Directors by filling the vacancies created by such removal with its own nominees.

     Our Bylaws, including the provisions of our Bylaws that could have anti-takeover effects as described above, are subject to adoption, repeal or amendment either by our Board of Directors or by the affirmative vote of the holders of not less than two-thirds (66-2/3%) of the outstanding shares of common stock. This requirement makes it more difficult for stockholders to make changes to the provisions in our Bylaws which could have anti-takeover effects by allowing the holders of a minority of the voting securities to prevent holders of a majority of voting securities from amending these provisions of our Bylaws.

     Indemnification. Our Certificate of Incorporation and Bylaws include provisions to eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Delaware General Corporation Law. Our Certificate of Incorporation and Bylaws also include provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. In addition, our Certificate of Incorporation provides that we shall, to the extent permitted by Delaware law, indemnify and advance expense to the currently acting and former directors and officers of ours, or of another enterprise if those individuals are serving at our request, against all expenses arising in connection with their acting in such capacities. The effect of such provisions is to minimize our rights and our stockholders' rights, through stockholder's derivative suits against us, to recover monetary damages against a director for certain breaches of directors' fiduciary duties.

     Section 203 of Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder." However, the provisions of Section 203 do not apply if:

     o our Board of Directors approves the "business combination" or the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction that made the person an "interested stockholder";
     o after the completion of the transaction that resulted in the stockholder becoming an "interested stockholder," that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are our officers and directors; or
     o on or after the date of the transaction, the "business combination" is approved by our Board of Directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the "interested stockholder."

     A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." An "interested stockholder," subject to certain exceptions, is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of a our outstanding voting stock.

     The statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

     While we believe that these provisions are necessary to attract and retain qualified persons as directors and officers, the provisions described above may also have the effect of delaying stockholder actions with respect to business combinations and the election of new members to our Board of Directors. As such, the provisions could have the effect of discouraging open market purchases of our common stock because they may be considered disadvantageous by a stockholder who desires to participate in a business combination with us or elect a new director to our Board of Directors.

TRANSFER AGENT

The transfer agent and registrar for our common stock is Registrar & Transfer Company, Cranford, New Jersey.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock in the public market could adversely affect the market price of our common stock. Upon completion of this offering, we will have outstanding 3,103,751 shares of common stock, assuming no exercise of outstanding stock options or warrants. All of the shares sold in this offering will be freely tradable. To the extent they are not sold in this offering, the outstanding shares of our common stock (assuming no exercise of outstanding stock options and warrants) will be available for sale in the public market, subject to compliance with Rule 144 under the Securities Act, as follows:

                  DATE OF AVAILABILITY FOR SALE               NUMBER OF SHARES
                  -----------------------------               ----------------
                           August 7, 2001                        2,000,001
                           August 14, 2001                          90,000
                           February 28, 2002                       220,000
                           March 26, 2002                          193,750

     The general provisions of Rule 144 are described below.

RULE 144 AND RULE 144(k)

     In general, under Rule 144 of the Securities Act of 1933, any of our stockholders who has beneficially owned restricted shares for at least one year will be entitled to sell in any three-month period a number of shares that does not exceed the greater of:

     o one percent (1%) of the then outstanding shares of our common stock (approximately 31,037 shares immediately after this offering, assuming no exercise of outstanding stock options or warrants; or
     o the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

Sales pursuant to Rule 144 are subject to requirements relating to manner of sale, notice and availability of current public information about us. A person, or persons whose shares are aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least two years is entitled to sell such shares pursuant to Rule 144(k) without regard to the limitations described above.

REGISTRATION RIGHTS

     Following completion of this offering, holders of 503,750 shares of common stock issued in connection with certain private placements will be entitled to require us under certain circumstances to register their shares for public sale under the Securities Act of 1933 unless they are sold in connection with this offering. These registration rights were granted pursuant to the Subscription Agreements between us and each purchaser of common stock in those private placements. The registration rights provide that if we subsequently register any securities for public sale, other than a registration statement on Form S-4, Form S-8 or any registration form that does not permit secondary sales, holders of registration rights will have the right to include their shares in the registration statement.

     The registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of common stock to be included in the registration. We are generally required to bear the expenses of all registrations, except underwriting discounts and commissions. If we register shares of common stock pursuant to the exercise of these rights, the shares we register would become freely tradable without restriction under the Securities Act of 1933 immediately upon the effectiveness of the registration and may adversely affect our stock price.

STOCK OPTIONS

     We intend to file, within 180 days after the date of this prospectus, a Form S-8 registration statement under the Securities Act to register shares issued in connection with option exercises and grants of restricted stock. Shares of common stock issued upon exercise of options and grants of restricted stock after the effective date of the Form S-8 will be available for sale in the public market, subject to Rule 144 volume limitations and lock-up agreements.

                              PLAN OF DISTRIBUTION

     The sale of shares by the selling stockholders in this offering may be effected from time to time in transactions (which may include block transactions) in the OTC Bulletin Board market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom the broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling stockholders and any broker-dealers that act in connection with the sale of the shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any discounts, concessions or commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The 1,103,750 shares of common stock being offered hereby may be sold from time to time during the effectiveness of the registration statement of which this prospectus forms a part. We are unable to estimate the amount, timing or nature of future sales of the shares. Prior to this offering, there has been no public market for our securities and no prediction can be made as to the effect, if any, that market sales of our common stock will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our common stock.

     To the extent required, a supplement to this prospectus will be distributed which sets forth the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares purchased from the selling stockholders and any discounts, concessions or commissions and other items constituting compensation from the selling stockholders and any discounts, concessions or commissions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

     In order to comply with certain states' securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

                                  LEGAL MATTERS

     The  validity of the shares of common stock  offered  hereby will be passed
upon  for  us  by  Stradley,   Ronon,   Stevens  &  Young,  LLP,   Philadelphia,
Pennsylvania.

                                     EXPERTS

     The financial statements included in this prospectus and in the registration statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission with respect to the common stock we are offering by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information described in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Whirlwind Marketing, Inc., and the common stock, refer to the registration statement and the related exhibits and schedules. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms at 450 Fifth Street, NW, Washington, D.C., 20549, Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from the Securities and Exchange Commission's website at www.sec.gov. Upon completion of this offering, we must comply with the information and periodic reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. These periodic reports, proxy statements and other information will be available for inspection and copying at the Securities and Exchange Commission's public reference room and the website of the Securities and Exchange Commission.

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)


                          INDEX TO FINANCIAL STATEMENTS



                                                                            PAGE
                                                                            ----
      REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.............       F-2

      FINANCIAL STATEMENTS
          Balance sheets............................................. F-3 -  F-4
          Statements of operations...................................        F-5
          Statements of changes in stockholders' deficiency..........        F-6
          Statements of cash flows................................... F-7 -  F-8

      NOTES TO FINANCIAL STATEMENTS.................................. F-9 - F-20

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Whirlwind Marketing, Inc.
Fort Washington, Pennsylvania

We have audited the accompanying balance sheet of Whirlwind Marketing, Inc. (a development stage enterprise) as of December 31, 2000 and the statements of operations, changes in stockholders' deficiency and cash flows for the year ended December 31, 2000 and the period from June 19, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Whirlwind Marketing, Inc. (a development stage enterprise) at December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000 and for the period from June 19, 1999 (inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained losses of $1,771,003 and $102,196 for the year ended December 31, 2000 and for the period from June 19, 1999 (inception) through December 31, 1999, respectively. Additionally, the Company has stockholders' and working capital deficiencies of $917,824 and $729,898, respectively, at December 31, 2000 and also has $1,481,040 in notes payable maturing during 2001. The aforementioned items raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ BDO Seidman, LLP
BDO Seidman, LLP
Philadelphia, Pennsylvania
April 4, 2001

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS

                                                     December 31,                       March 31,
                                                             2000                            2001
-------------------------------------------------------------------------------------------------------
                                                                                      (Unaudited)
ASSETS

CURRENT ASSETS
     Cash                                                $159,428                        $240,022
     Accounts receivable
         Trade                                              8,027                          13,517
         Related party (Note 7)                           683,913                         386,288
     Inventories                                           24,129                          22,808
     Deposits and other current assets                      8,813                          18,813
-------------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                      884,310                         681,448

PROPERTY AND EQUIPMENT,
     net (Notes 3 and 4)                                  113,912                         142,203
-------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                             $998,222                        $823,651

-------------------------------------------------------------------------------------------------------

                                                         See accompanying notes to financial statements.

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)


                                 BALANCE SHEETS

                                                        December 31,                        March 31,
                                                                2000                             2001
---------------------------------------------------------------------------------------------------------
                                                                                          (Unaudited)
LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
     Accounts payable                                       $2,879                            $79,959
     Accrued expenses                                      113,083                             73,201
     Current maturities of obligations
       under capital leases (Note 4)                        17,206                             19,059
     Current maturities of long-term
       debt (Note 5)                                     1,481,040                          1,479,540
---------------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                1,614,208                          1,647,759

OBLIGATIONS UNDER CAPITAL LEASES, net of
  current maturities (Note 4)                               51,838                             46,080
LONG-TERM DEBT, net of current
  maturities (Note 5)                                      250,000                             30,000
---------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                        1,916,046                          1,723,839
---------------------------------------------------------------------------------------------------------

COMMITMENTS (Note 6)                                            --                                 --

STOCKHOLDERS' DEFICIENCY (Notes 2, 5,
     8 and 9)
         Preferred stock, $.001 par value
           Authorized shares 1,000,000
           Issued and outstanding, none                         --                                 --
         Common stock, $.001 par value
           Authorized 7,000,000 shares
           Issued and outstanding
              2,690,001 and 3,103,751 shares                 2,690                              3,104
         Additional paid-in capital                        952,685                          1,327,271
         Accumulated (deficit)                          (1,873,199)                        (2,230,563)
---------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' DEFICIENCY                            (917,824)                          (900,188)
---------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS'
     DEFICIENCY                                           $998,222                           $823,651
---------------------------------------------------------------------------------------------------------

                                                         See accompanying notes to financial statements.

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                                             Period from                                                            Cumulative
                                           June 19, 1999                                                                Period
                                             (Inception)                                                         June 19, 1999
                                                 through              Year     Three Months     Three Months       (Inception)
                                            December 31,    ended December            ended            ended     Through March
                                                    1999          31, 2000   March 31, 2000   March 31, 2001          31, 2001
--------------------------------------------------------------------------------------------------------------------------------
                                                                                 (Unaudited)     (Unaudited)       (Unaudited)
REVENUES                                     $     1,800    $    56,715         $    10,360     $    24,301        $    82,816
COST OF REVENUES                                     204         13,180               1,741           9,703             23,087
--------------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                       1,596         43,535               8,619          14,598             59,729
OPERATING EXPENSES  (NOTE 7)                     103,792      1,556,536             237,725         325,881          1,986,209
--------------------------------------------------------------------------------------------------------------------------------
(LOSS) FROM OPERATIONS                          (102,196)    (1,513,001)           (229,106)       (311,283)        (1,926,480)
INTEREST INCOME                                     --            3,107                --               671              3,778
INTEREST EXPENSE                                    --         (261,109)            (72,081)        (46,752)          (307,861)
--------------------------------------------------------------------------------------------------------------------------------
NET (LOSS)                                   $  (102,196)   $(1,771,003)        $  (301,187)    $  (357,364)       $(2,230,563)
================================================================================================================================
(LOSS) PER SHARE OF COMMON STOCK (BASIC
     AND DILUTED)                            $     (0.04)   $     (0.67)        $     (0.12)    $     (0.13)
================================================================================================================================
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
     USED IN COMPUTING (LOSS) PER SHARE
    (BASIC AND DILUTED)                        2,600,001      2,635,656           2,600,001       2,810,764
================================================================================================================================
                                                                    See accompanying notes to financial statements.

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY

                                          Preferred Stock          Common Stock
                                         ------------------     -------------------
                                          Number                Number                Additional
                                              of                    of                   Paid-In    Accumulated
                                          Shares     Amount     Shares       Amount      Capital      (Deficit)            Total
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, June 19, 1999
     (inception)                              --        $--           --      $   --   $       --    $        --   $        --

Capital contribution from
     stockholder                              --         --    2,600,001       2,600       23,400             --        26,000

Net (loss) for the period
     June 19, 1999 through
     December 31, 1999                        --         --           --          --           --      (102,196)      (102,196)
--------------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1999                    --         --    2,600,001       2,600       23,400      (102,196)       (76,196)

Net (loss)                                    --         --           --          --           --    (1,771,003)    (1,771,003)

Stock options issued for
     services rendered during
     the three months ended
     March 31, 2000                           --         --           --          --       50,000             --        50,000

Conversion rights issued in
     connection with convertible
     notes                                    --         --           --          --      187,500             --       187,500

Compensation for options
     granted to employees                     --         --           --          --      534,375             --       534,375

Sale of common stock,
     August 9, 2000                           --         --       90,000          90      157,410             --       157,500
--------------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 2000                    --         --    2,690,001       2,690      952,685     (1,873,199)     (917,824)

Net (loss) for the three months
     ended March 31, 2001
     (unaudited)                              --         --           --          --           --       (357,364)     (357,364)


Common stock issued to
     redeem convertible debt,
     February 15,
     2001(unaudited)                          --         --      220,000         220      219,780             --       220,000


Sale of common stock,
     March 26, 2001 (unaudited)               --         --      193,750         194      154,806             --       155,000
--------------------------------------------------------------------------------------------------------------------------------

BALANCE, March 31, 2001
     (unaudited)                              --        $--    3,103,751      $3,104   $1,327,271    $(2,230,563)  $  (900,188)
================================================================================================================================

                                                                    See accompanying notes to financial statements.

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                                                                  Cumulative
                                                    Period from                                                       Period
                                                  June 19, 1999                                                June 19, 1999
                                                    (inception)                  Three months    Three months    (inception)
                                                        through     Year ended          ended           ended        through
                                                   December 31,   December 31,      March 31,       March 31,      March 31,
                                                           1999           2000           2000            2001           2001
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  (Unaudited)     (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)                                       $(102,196)   $(1,771,003)   $  (301,187)   $  (357,364)     $(2,230,563)
  Adjustments to reconcile net (loss) to net
    cash (used in) provided by operating
    activities
      Depreciation                                      --            3,985          1,168          8,968           12,953
      Stock options issued for services
        rendered                                        --           50,000         50,000           --             50,000
      Compensation for options granted
        to employees                                    --          534,375           --             --            534,375
      Amortization of financing costs                   --          187,500         70,000           --            187,500
      Changes in assets and liabilities
          (Increase) decrease in assets
            Accounts receivable, trade                  --           (8,027)        (4,380)        (5,490)         (13,517)
            Accounts receivable, related party          --          199,865           --          297,625          497,490
            Inventories                              (10,861)       (13,268)        (9,082)         1,321          (22,808)
            Deposits and other current assets         (9,535)           722            (21)          --             (8,813)
          Increase (decrease) in liabilities
            Accounts payable, trade                    3,703           (824)        (3,703)        69,176           72,055
            Accounts payable, affiliate              113,262           --          101,849           --            113,262
            Accrued expenses                           7,855        105,228          8,692        (35,978)          77,105
------------------------------------------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES                                           2,228       (711,447)       (86,664)       (21,742)        (730,961)
------------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Restricted cash                                   (140,000)       140,000        140,000           --               --
  Purchases of property and equipment                 (1,200)       (44,633)        (3,533)       (37,259)         (83,092)
------------------------------------------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY (USED IN) INVESTING
  ACTIVITIES                                        (141,200)        95,367        136,467        (37,259)         (83,092)
------------------------------------------------------------------------------------------------------------------------------------
                                                                               See accompanying notes to financial statements.

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                                                                  Cumulative
                                                    Period from                                                       Period
                                                  June 19, 1999                                                June 19, 1999
                                                    (inception)                  Three months    Three months    (inception)
                                                        through     Year ended          ended           ended        through
                                                   December 31,   December 31,      March 31,       March 31,      March 31,
                                                           1999           2000           2000            2001           2001
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  (Unaudited)     (Unaudited)    (Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                $     --      $157,500       $     --         $145,000     $  302,500
  Proceeds from long-term debt                       140,000       620,000        115,000           15,000        775,000
  Repayments of long-term debt                            --            --             --          (16,500)       (16,500)
  Repayments of obligation under capital lease            --        (3,020)          (716)          (3,905)        (6,925)
------------------------------------------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES            140,000       774,480        114,284          139,595      1,054,075
------------------------------------------------------------------------------------------------------------------------------------


NET INCREASE IN CASH                                   1,028       158,400        164,087           80,594        240,022

CASH AT BEGINNING OF PERIOD                               --         1,028          1,028          159,428             --
------------------------------------------------------------------------------------------------------------------------------------

CASH AT END OF PERIOD                               $  1,028      $159,428       $165,115         $240,022     $  240,022
------------------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for interest          $     --      $ 47,362       $  2,081         $ 47,286     $   94,648
  Satisfaction of capital contribution through
  reduction of related party payable                  26,000            --             --               --         26,000
====================================================================================================================================

NONCASH TRANSACTIONS
  Acquisition of equipment under capital lease      $     --      $ 72,064       $ 14,520         $     --     $   72,064
  Stock options issued for services rendered              --        50,000             --               --         50,000
  Compensation for options granted to employees           --       534,375             --               --        534,375
  Conversion rights issued in connection with
    convertible notes                                     --       187,500         70,000               --        187,500
  Debt securities converted to equity                     --            --             --          220,000        220,000
  Debt transferred from parent company                    --       971,040             --               --        971,400
====================================================================================================================================
                                                                    See accompanying notes to financial statements.

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

1. Losses and       Whirlwind  Marketing,  Inc. (the  "Company") has accumulated
   Uncertainties    losses  since  inception  of  $1,873,199,   a  stockholders'
                    deficiency of $917,824 and a working capital deficiency of $729,898 as of December 31, 2000 and has incurred costs to develop and enhance its technology and to create and introduce its products and services to its customers. The
                    Company is in the development stage and has had negative operating cash flow since inception, which likely will continue for the foreseeable future as it develops and markets its products.


                    The Company faces intense competition as there are many current competitors already established in this business and new competitors can establish themselves quickly as barriers to entry and the costs of entry are relatively low.

                    The Company has not yet begun to generate income and cash flow from operations sufficient to maintain its operations or satisfy its future commitments and is reliant on its continuing ability to secure capital from a variety of outside financing sources.


                    The emerging nature of the Company's products and services and their rapid evolution will require the Company to continually improve the performance, features and reliability of its services. The Company's success will depend, in part, on its ability to enhance its existing services, to develop new services and technology that address the increasingly sophisticated and varied needs of its customers and to respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. If the Company is unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer demands, its business, operating results and financial condition could be materially adversely affected.

                    During 2000, Whirlwind raised approximately $158,000 through the issuance of Common Stock and $620,000 through the issuance of notes. The net proceeds have been used for its working capital and other general corporate purposes. The Company believes that it can secure additional financing sufficient to fully develop its technologies into commercially viable products and services. If adequate funds are not available, the Company may be required to curtail its operations or seek other remedies such as the sale of its operations. There can be no assurance that the Company would be successful in such endeavors.

                    The Company's plan of operation and prospects must be considered in light of the risks, expenses, difficulties and problems frequently encountered in the establishment of a new business.

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

2.   SUMMARY OF     BUSINESS
     SIGNIFICANT
     ACCOUNTING
     POLICIES

                    Whirlwind Marketing, Inc., incorporated on August 4, 2000, develops and markets innovative fundraising products and services for nonprofit organizations, including charitable organizations, educational institutions and civic and trade associations. The Company's fundraising solutions are designed to provide its customers with more complete, effective and easy-to-use systems to assist them in their fundraising activities. The Company currently offers developing an on-line fundraising tool, V-Giving(TM), that will provide its customers with the ability to accept donations over the Internet while allowing them to establish and further develop relationships with their donors. The Company also offers a variety of off-line fundraising products and programs designed for immediate, goal-related fundraising needs.


                    The Company's other current fundraising product offerings include the Gold Card, a donation system employing a scratch-card to determine the amount of the donation and "thank you" incentives for donors, as well as traditional fundraising merchandise, such as candy and officially licensed sports mugs. The Company acts as a distributor of traditional fundraising merchandise, making all necessary arrangements between vendor and customer.


                    MERGER

                    On August 7, 2000, Whirlwind Marketing, LLC ("LLC"), organized as a limited liability company on June 19, 1999, was merged into Whirlwind Marketing, Inc., a Delaware corporation. In accordance with the merger document, each membership share in the LLC was converted to 100 shares of Whirlwind Marketing, Inc. common stock for a total of 2,600,001 shares issued and outstanding. Since both of the entities in the merger were under common ownership and control, the merger of Whirlwind Marketing, LLC and Whirlwind Marketing, Inc. was recorded in a manner similar to a pooling of interests.


                    INTERIM UNAUDITED INFORMATION

                    The accompanying interim financial statements as of March 31, 2001 and for the three month periods ended March 31, 2000 and 2001 and the period from June 19, 1999 (inception) through March 31, 2001, respectively, and related disclosures in the accompanying notes have not been audited and do not include all information and notes necessary for the presentation of financial position, results of operations and cash flows in conformity with Generally Accepted Accounting Principles. However, in the opinion of management, all adjustments (consisting of normal recurring accruals) have been included to present fairly, in all material

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

                    respects, the financial position of the Company as of March 31, 2001 and the results of its operations and its cash flows for the three month periods ended March 31, 2001 and 2000. Operating results for the three month period ended March 31, 2001 are not necessarily indicative of the results that may be expected for the full year.


                    USE OF ESTIMATES

                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect when necessary.


                    REVENUE RECOGNITION

                    Revenue  is   recognized   upon   shipment  of   fundraising
                    merchandise.


                    INVENTORIES

                    Inventories consist of the Company's scratch off gold card fundraising products and are stated at the lower of cost or market.


                    PROPERTY AND EQUIPMENT

                    Property and equipment are stated at cost less accumulated depreciation and amortization. Additions and betterments are capitalized and maintenance and repairs are charged to current operations. The cost of assets retired or otherwise disposed of and the related accumulated depreciation and amortization are removed from the accounts and the gain or loss on such dispositions is included in current operations. Depreciation and amortization is provided using the straight-line method over the estimated useful life of the respective assets.

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


                    INCOME TAXES

                    Whirlwind Marketing, LLC, with the consent of its sole member, MRG Enterprise, Inc. ("MRG"), elected to be taxed as a partnership for federal and state income tax purposes for the period from inception, June 19, 1999 to August 7, 2000, the date of its merger into the Company. Therefore, no provision for income taxes is required for the aforementioned period. Members were taxed individually on their pro rata share of earnings in accordance with the terms of the operating agreement.

                    Upon the merger into Whirlwind Marketing, Inc., the Company adopted the provisions of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements and tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.


                    CREDIT RISK

                    The Company generally does not offer credit terms. Customer orders are paid via credit card or cash, significantly reducing credit risk for the Company.

                    The Company places its cash with financial institutions evaluated as being creditworthy. The Company's cash balance will exceed federally insured limits at various times during the year.


                    ADVERTISING COSTS

                    The Company expenses advertising costs as incurred. Total advertising costs charged to expense for the year ended December 31, 2000 and for the period June 19,1999
                    (inception) to December 31, 1999 was $15,615 and $270, respectively.


                    FAIR VALUE OF FINANCIAL INSTRUMENTS

                    In assessing the fair value of financial instruments, the Company used a variety of methods and assumptions, which were based on estimates of market conditions and loan risks existing at that time. For certain instruments, including accounts receivable, accounts payable and short-

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

                    term debt, it was estimated that the carrying amount approximated fair value for these instruments because of their short-term maturity. The carrying amounts of long-term debt approximate fair value since the Company's interest rates approximate current interest rates.


                    NET INCOME (LOSS) PER COMMON SHARE

                    The Company computes net income (loss) per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." Basic earnings per share includes no dilution and is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution from the exercise or conversion of securities into common stock and is computed by dividing the net income available to common stockholders by the weighted average number of common and common equivalent shares outstanding during the period. Equivalents, including warrants, stock options and convertible debt, were not included in diluted net loss per share as their effect would be antidilutive for all periods presented.

                    STOCK-BASED COMPENSATION

                    The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", which has recognition provisions that establish fair value as the measurement basis for transactions in which an entity acquires goods or services from nonemployees in exchange for equity instruments. SFAS No. 123 also has certain disclosure provisions. The recognition provision with regard to the fair value-based method of accounting for stock-based employee compensation plans is optional. Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" uses what is referred to as an intrinsic value-based method of accounting. The Company has decided to apply APB No. 25 for its stock-based employee compensation arrangements.


                    COMPREHENSIVE INCOME

                    The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from nonowner sources. To date, the Company has not had any transactions that are required to be reported in comprehensive income.

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


                    IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCMENTS

                    In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 was amended in June 1999, with the issuance of SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB
                    Statement  No.  133".  SFAS  No.  137  makes  SFAS  No.  133 effective for all fiscal quarters of the fiscal years beginning after June 15, 2000, and establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities and measure those instruments at fair market value. Under certain circumstances, a portion of the derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into income when the transaction affects earnings. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. Presently, the Company does not use derivative instruments either in hedging activities or as investments. The adoption of SFAS No. 133 did not have an impact on the Company's financial position or results of operations.

                    In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." This pronouncement provides guidance on the recognition, presentation and disclosure of revenue in financial statements. The Company's adoption of SAB No. 101 has had no impact on its financial position or results of operations.

                    In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB Opinion No. 25 ("APB 25"). FIN 44 clarifies the application of APB 25 for (a) the definition of employee for purposes of applying APB 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequences of various modifications to the previously fixed stock options or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The Company's adoption of FIN 44 in Fiscal 2000 did not have a material effect on the Company's financial statements.

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

3.   PROPERTY AND   Property and equipment consisted of the following:
     EQUIPMENT

                                                                            Estimated
                                                                            Useful          December
                                                                            Life In         31,
                                                                            Years           2000
                                ------------------------------------------------------------------------------------------
                                Furniture and fixtures                      3 to 5               $9,833
                                Furniture and equipment
                                    under capital lease                     3 to 5               72,064
                                Software                                    3                    36,000
                                ------------------------------------------------------------------------------------------

                                                                                                117,897
                                Less accumulated depreciation                                     3,985
                                ------------------------------------------------------------------------------------------

                                                                                               $113,912
                                ==========================================================================================

                    No amortization has been charged on capitalized software costs because the asset had not been put into service as of December 31, 2000.

4. OBLIGATIONS
   UNDER CAPITAL    The future minimum payments under capital leases at December
   LEASES           31, 2000 is as follows:

                    Year ending December 31,                                                    Amount
                    ---------------------------------------------------------------------------------------
                        2001                                                                      $35,295
                        2002                                                                       35,295
                        2003                                                                       31,898
                        2004                                                                        6,040
                    ---------------------------------------------------------------------------------------

                    Total minimum lease payments                                                  108,528
                    Less amount representing interest (12.3% to 52.0%)                             39,484
                    ---------------------------------------------------------------------------------------

                    Present value of net minimum lease payments                                    69,044
                    Less current maturities of capital lease obligations                           17,206
                    ---------------------------------------------------------------------------------------
                                                                                                  $51,838
                    =======================================================================================

                    The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payment or the fair value of the assets. The assets are amortized over the term of the respective lease.

                    During 2000, the Company entered into capital lease obligations totaling $72,064, for the purchase of equipment. Depreciation on equipment under capital leases was $2,911 for 2000. The net book value of equipment under capital leases at December 31, 2000 amounted to $69,153.

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


5.  LONG-TERM       Long-term debt consists of the following:
    DEBT

                                                                                December  31,
                                                                                         2000
                    ------------------------------------------------------------------------------
                    7% convertible debentures due January 2002 through
                    April 2002; convertible into common stock six
                    months from date of issuance at a conversion price
                    of $1 per share; interest payable monthly in
                    arrears. As of December 31, 2000, these
                    debentures were eligible for conversion.
                    Between January and April 2001, convertible
                    notes payable with a face value of $220,000
                    were converted into 220,000 shares of common stock.         $  250,000

                    For the three months ended March 31, 2000 and the year ended December 31, 2000, the Company recorded a non-cash charge of $70,000 and $187,500, respectively, related to the conversion feature of these convertible debentures.


                    Notes payable, individuals, principal and accrued
                    interest at 12% to 19% payable at maturity from
                    January 2001 to November 2001. Between January and
                    March 2001, notes payable maturing through March
                    31, 2001 with an aggregate face value of $505,000
                    were each extended for a period of six months,
                    with principal and accrued interest at 12.0% to
                    19.0% payable at maturity from July to September
                    2001.                                                        1,481,040
                    ------------------------------------------------------------------------------
                                                                                 1,731,040
                    Less current maturities                                      1,481,040
                    ------------------------------------------------------------------------------

                                                                                $  250,000
                    ==============================================================================

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

6. COMMITMENTS      OPERATING LEASES


                    The Company leases certain facilities and equipment under operating leases. The following is a schedule of future minimum rental payments under these operating leases as of December 31, 2000:

                    Year ending December 31,                         Amount
                    ------------------------------------------------------------
                          2001                                       $106,088
                          2002                                        111,623
                          2003                                        116,816
                          2004                                        120,312
                          2005                                        102,720
                    ------------------------------------------------------------

                    Total minimum lease payments                     $557,559
                    ============================================================

                    Rent expense for the year ended December 31, 2000 and for the period June 19, 1999 (inception) to December 31, 1999 was $54,613 and $27,196, respectively.


7. RELATED PARTY During the year ended December 31, 2000 and for the period TRANSACTIONS June 19, 1999 (inception) through December 31, 1999, MRG, the majority stockholder in the Company, incurred certain operating expenses, such as rent, payroll, payroll taxes, benefits, and other operating expenses on behalf of the Company. Such costs amounted to $253,263 and $90,891, respectively, and have been charged to the Company by MRG.

                    During the year ended December 31, 2000, the Company had transferred to it by MRG notes payable, originally owed by MRG, at an aggregate face value of $971,040. The Company satisfied its related party payable to MRG in full with $313,127 of this amount. The remaining $683,913 of indebtedness the Company assumed from MRG represents a related party receivable that is payable to the Company by MRG. During the quarter ending March 31, 2001, MRG satisfied $300,000 of this obligation.


8. CAPITAL
   STRUCTURE        AUTHORIZED SHARES

                    The Company's authorized capital stock consists of 7,000,000 shares of Common Stock, par value $.001 per share and 1,000,000 shares of Preferred Stock, as to which the Board has the power to designate the rights, terms, preferences, privileges, and ratify powers, if any, and the restrictions and qualifications of the share of each series as established.

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

                    COMMON STOCK

                    The Company is authorized to issue 7,000,000 shares of Common Stock, $.001 par value per share. As of March 31, 2001 and December 31, 2000, 3,103,751 and 2,690,001 shares were issued and outstanding, respectively. Holders of Common Stock are entitled to one vote for each share of Common Stock owned of record on all matters to be voted on by stockholders, including the election of directors. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor.

                    The rights of holders of Common Stock to receive dividends are subject to the dividend rights of the holders of Preferred Stock. Similarly, the rights of holders of Common Stock, upon liquidation or dissolution of the Company, are subject to the preferences afforded to holders of the Company's Preferred Stock.

                    The Common Stock has no preemptive or other subscription rights, no cumulative voting rights, and there are no conversion rights or redemption provisions. All outstanding shares of Common Stock are validly issued, fully paid, and nonassessable.


                    PREFERRED STOCK

                    The Company is authorized to issue 1,000,000 shares of Preferred Stock, $.001 par value per share. As of the date of this report, the Company had not designated any shares of Preferred Stock.


9. STOCK OPTIONS    STOCK OPTIONS
   AND WARRANTS
                    The Company  adopted a stock  option and stock award plan in
                    2000  for   eligible   employees,   directors,   independent
                    contractors  or  consultants of the Company or an affiliate.
                    As of December  31,  2000,  the 2000 Stock  Option Plan (the
                    "Plan") authorized the issuance of options to purchase up to
                    1,000,000  shares of common stock.  The plan is administered
                    by  the  Administrative  Committee,   which  determines  the
                    distribution of all options. The plan provides for the granting of options intended to qualify as "incentive stock options" ("ISOs") to eligible employees, and nonqualified stock options ("NQSOs") to employees, nonemployee directors, independent contractors or other persons who have provided services to the Company. The exercise price of all ISOs granted under the plan may not be less than the fair market value of the shares at the time the option is granted. For individuals who, on the grant date, own shares equal to at least 10% of the total combined voting power of stock

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS


                    of the Company, the exercise price may not be less than 110% of the fair market value at the time the option is granted and the expiration period is reduced to 5 years. The stock options are exercisable over a period determined by the Administrative Committee, but no longer than ten years after the date of the grant.

                    A summary of the Company's nonqualified stock option activity, all of which vested on September 21, 2000, and related information for the year ended December 31, 2000 follows:

                                                                        Weighted-       Weighted-
                                                                        Average         Average
                                                           Number       Remaining       Exercise
                                                           of           Contractual     Price
                                                           Shares       Life            Per Share
                    -------------------------------------------------------------------------------------
                    Balance, December 31, 1999               --                            --
                    Granted                                527,500      9.97 yrs.        $.50
                    Exercised                                --                            --
                    Forfeited                                --                            --
                    -------------------------------------------------------------------------------------

                    Balance, December 31, 2000             527,500                       $.50
                    =====================================================================================

                    At December 31, 2000, exercisable stock options totaled 527,500 and had a weighted-average exercise price of $0.50. The weighted average fair value of options granted (at their grant date) during the year ended December 31, 2000 was $0.50. During the quarter ended March 31, 2001, the Company granted options to purchase in aggregate 25,000 shares of common stock to an employee and a director at an exercise price of $0.50 per share.

                    During the three months ended March 31, 2000, the Company recorded a non-cash charge of $50,000 in connection with the issuance to a consultant of an option to purchase 100,000 shares of common stock at an exercise price of $.50 per share.

                    In June 2000, the Company recorded a non-cash charge of $534,375 in connection with the issuance to employees of options to purchase 427,500 shares of common stock at an exercise price of $0.50 per share.


                    The Company has elected to follow Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its employee stock options. Under APB No. 25, if the exercise price of the Company's employee stock options equals the market price of the

                            WHIRLWIND MARKETING, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

                    underlying stock on the date of grant, no compensation expense is recognized.

                    STOCK WARRANTS

                    During March 2001, the Company issued and sold 193,750 units, each unit consisting of one common share of $.001 par value and a two-year warrant to purchase one additional common share at an exercise price of $1.50. Total funding received in March 2001 relating to these units was $155,000.


10. INCOME TAXES    The  Company  has  net  operating  loss   carryforwards   of
                    approximately $550,000 at December 31, 2000 expiring through
                    2015. SFAS No. 109 requires the  establishment of a deferred tax  asset  for all  deductible  temporary  differences  and operating  loss  carryforwards.  Because of the  uncertainty
                    that  the  Company  will  generate   income  in  the  future
                    sufficient    to   fully   or   partially    utilize   these
                    carryforwards,  the  deferred  tax  asset  of  approximately
                    $220,000 at December 31, 2000 is offset by a valuation allowance of the same amount. Accordingly, no deferred tax asset is reflected in these financial statements.

                    Certain amounts of the net operating loss carryforwards may be limited due to possible changes in the Company's stock ownership. In addition, the sale of Common Stock by the Company to raise additional operating funds, if necessary, could limit the utilization of the otherwise available net operating loss carryforwards.

================================================================================



                                1,103,750 SHARES



                            WHIRLWIND MARKETING, INC.

                                  COMMON STOCK


                                _________________

                                   PROSPECTUS
                                _________________



                                _______ __, 2001



--------------------------------------------------------------------------------


     UNTIL ______________, 2001, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145(a) of the General Corporation Law of the State of Delaware, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities. Our Certificate of Incorporation and Bylaws (Exhibits 3.1 and 3.2 hereto) also provide for mandatory indemnification of our directors and officers, and permissive indemnification of our employees and agents, to the fullest extent permissible under Delaware law.

     In addition to providing the maximum indemnity permitted by Delaware law for directors and officers, our Certificate of Incorporation provides that we are required to pay the expenses incurred by directors and officers in defending any proceeding in advance of its final disposition; provided, however, that if required by Delaware law, such expenses shall only be advanced if the indemnified person undertakes to repay all amounts so advanced if it shall be ultimately determined that such officer or director is not entitled to indemnity under our Certificate of Incorporation. In addition, our Certificate of Incorporation provides that if we fail to pay any amount owed to an officer or director for indemnity, such person may bring suit against us to recover the unpaid amount and, if such person is successful, in whole or in part, we will be required to pay his or her expense of prosecuting the claim.

     Article seven of our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Section 102(b)(7) permits the certificate of incorporation of a Delaware corporation to include a provision eliminating or limiting the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that the provision may not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful payment of dividends or unlawful purchase or redemption of stock under Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit. This eliminates liability for monetary damages for breach of the directors' fiduciary duty of care to our company and our stockholders. This provision does not eliminate directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief may be available under Delaware law. In addition, each director will continue to be subject to liability for beach of the director's duty of loyalty to us.

     We do not currently maintain directors' and officers' liability insurance but we may do so in the future.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to any of the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the distribution described in this registration statement. Whirlwind Marketing, Inc. has agreed to pay all of the costs and expenses of this distribution set forth below. All fees other than the Commission registration fee are estimated.

         SEC Registration Fee....................................... $    828
         Blue Sky Fees and Expenses.................................    5,000
         Legal Fees and Expenses....................................       *
         Accounting Fees and Expenses...............................       *
         Registrar and Transfer Agent Fees..........................    3,600
         Printing and Engraving Expenses............................    2,000
         Miscellaneous..............................................       *
                                                                          ---

                  Total.............................................       *
                                                                          ===
         ------------------
         *  To be completed by amendment.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     In August, 2000, we issued and sold an aggregate of 90,000 shares of common stock at $1.75 per share, for an aggregate cash purchase price of $157,500.
Additionally, in January, 2001, through March, 2001, we issued and sold an aggregate of 193,750 shares of common stock in a private placement transaction through the issuance of 193,750 units for $0.80 per unit, for an aggregate cash purchase price of $155,000; each unit consisting of one share of common stock and a two-year warrant to purchase an additional share of common stock for $1.50 per share. The aforementioned sales were each to a group of "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act of 1933) and the shares were sold in an unregistered offering without any underwriter and without the payment of any selling commission to any person. Each issuance and sale was deemed to be exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering and Rule 506 of Regulation D promulgated thereunder. The recipients of securities in such issuance represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates issued in such transaction.


ITEM 27. EXHIBITS.

     The following exhibits are filed herewith unless otherwise indicated:

         EXHIBIT
         NUMBER            DESCRIPTION
         --------          -----------
         3.1               Certificate of Incorporation of Whirlwind Marketing, Inc.
         3.2               Bylaws of Whirlwind Marketing, Inc.
         4.1               Specimen of Common Stock Certificate of Whirlwind Marketing, Inc.
         5.1*              Opinion of Stradley, Ronon, Stevens & Young, LLP
         10.1              Lease Agreement dated October 20, 2000 between 455 Office Associates LP and Whirlwind
                           Marketing, Inc.
         10.2              2000 Stock Option and Stock Award Plan
         10.3              Employment Agreement dated January 1, 2000 between Whirlwind Marketing,  LLC and James
                           P. Gallagher

                                      II-2

         23.1              Consent of BDO Seidman, LLP
         23.2*             Consent of Stradley, Ronon, Stevens & Young, LLP (included in Exhibit 5.1)
         24.1              Power of Attorney (included on Signature Page)

         _________
         * To be filed by amendment.

ITEM 28. UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b)      The undersigned small business issuer hereby undertakes that:

             (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (2) For the purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Fort Washington, Pennsylvania on May 23, 2001.

                                 WHIRLWIND MARKETING, INC.


                                 By:/s/ Raymond M. Hackney
                                    --------------------------------------------
                                    Raymond M. Hackney, Chairman and Chief
                                    Executive Officer


                                POWER OF ATTORNEY

     KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond M. Hackney and Mark W. Peters, each and individually, his or her attorneys-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or any registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith or in connection with the registration of common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                           TITLE                                               DATE
---------                           -----                                               ----


/s/ Raymond M. Hackney              Chairman of the Board, Chief Executive              May 23, 2001
--------------------------------      Officer and Director
Raymond M. Hackney                    (Principal executive officer)

/s/ Mark W. Peters                  President, Chief Operating Officer,                 May 23, 2001
--------------------------------      Treasurer, Secretary and Director
Mark W. Peters                        (Principal financial and accounting
                                      officer)

/s/ George J. Evanick, Jr.          Director                                            May 23, 2001
--------------------------------
George J. Evanick, Jr.

/s/ James J. Miller, Jr.            Director                                            May 23, 2001
--------------------------------
James J. Miller, Jr.

/s/ Richard I. Sichel               Director                                            May 23, 2001
--------------------------------
Richard I. Sichel
